                                                                 Exhibit 10.6(c)


                                      LEASE

         THIS INDENTURE of lease, dated as of the 28th day of June, 1996, by and between OPUS SOUTHWEST CORPORATION, a Minnesota corporation, owner of the Complex (as hereinafter defined), hereinafter referred to as "Lessor", and SYNTELLECT INC., a Delaware corporation, hereinafter referred to as "Lessee".

                                   WITNESSETH:

         That Lessor, in consideration of the rents and covenants hereinafter set forth, does hereby lease and let unto Lessee, and Lessee does hereby hire and take from Lessor, that certain space shown and designated on the site plan attached hereto and made a part hereof as Exhibit A and that certain space plan attached hereto and made a part hereof as Exhibit D, which space consists of approximately 60,000 rentable square feet, located in the office and warehouse complex known and described as Northgate Center located northwest of the intersection of Beardsley Road and Interstate 17, Phoenix, Arizona. The aforesaid space leased and let unto Lessee is hereinafter referred to as the "Premises"; the land (including all easement areas appurtenant thereto) upon which the building or buildings of which the Premises are a part is hereinafter referred to as the "Property"; and the Property and all buildings and improvements and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, if any, are hereinafter called the "Complex".

         Lessee hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any encumbrances, covenants, conditions, restrictions and other matters of record and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.

         TO HAVE AND TO HOLD THE SAME PREMISES, without any liability or obligation on the part of Lessor to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, for a term of ten (10) years, commencing an the 1ST DAY OF MARCH, 1997, and ending on the 30TH DAY OF APRIL, 2007, subject to extension or early termination, in the manner provided hereinafter, to be occupied and used by Lessee for general office and light assembly purposes and for no other purpose, subject to the covenants and agreements hereinafter contained.

ARTICLE 1. BASE RENT: In consideration of the leasing aforesaid, Lessee agrees to pay to Lessor, at c/o Normandale Properties Southwest Corporation, 4742 North 24th Street, Suite 100, Phoenix, Arizona 85016, Attention: Accounting Department or at such other place as Lessor from time to time may designate in writing, an annual rental as hereinafter set forth, sometimes hereinafter referred to as the "Base Rent", payable monthly, in advance, in installments as hereinafter set forth, commencing on the first day of the term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term:

              APPLICABLE PORTION                   MONTHLY
                    OF TERM                       BASE RENT
              ------------------                  ---------
                Months 1-60             0.865 per rentable square foot
                Months 61-120           1.00 per rentable square foot

         It the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly vent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

ARTICLE 11. ADDITIONAL RENT: In addition to the Base Rent payable by Lessee under the provisions of Article I hereof, Lessee shall pay to Lessor "Additional Rent" as hereinafter provided for in this Article II. All sums under this
Article II and all other sums and changes required to be paid by Lessee under this Lease (except Base Rent), however denoted, shall be deemed to be "Additional Rent". If any such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Base Rent falling due.

         For purposes of this Article II, the parties hereto agree upon the following Definitions:

         A. The term "Lease Year" shall mean each of those calendar years commencing with and including the year during which the term of this Lease commences, and ending with the calendar year during which the term of this Lease (including any extensions or renewals) terminates.

         B. The term "Real Estate Taxes" shall mean and include all personal property taxes of Lessor relating to Lessor's personal property located In the Complex and used or useful in connection with the operation and maintenance thereof, real estate taxes and installments of special assessments, including interest thereon, relating to the Property and the Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Complex is located or any political subdivision thereof, against Lessor or all or any part of the Complex as a result of Lessor's ownership of the Property or the Complex, and payable during the respective Lease Year. The term "Real Estate Taxes" shall also include any assessments or other charges imposed against Lessor or all or any part of the Complex and payable during the respective Lease Year as a result of the Complex being subject to any covenants, conditions or restrictions now or hereafter recorded, as the same may be amended from time to time. It shall not include any net income tax, estate tax, inheritance tax, excess profit taxes, franchise taxes, gift taxes, capital stock taxes, other taxes applied or measured by Lessor's net income, and any items included as Operating Expenses (defined below).

         C. The term "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Property and the Complex as determined by Lessor's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting (including the tubes, ballasts and starter of florescent parabolic lights), window washing and janitorial services, trash and rubbish removal, wages payable to employees of Lessor (below the grade of building superintendent whose duties are connected with the operation and maintenance of the Property and the Complex (but only for the portion of their time allocable to work related to the Complex), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property and the Complex, all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property and the Complex, all payroll taxes, unemployment insurance costs, vacation allowances and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expense imposed on Lessor or its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Complex, reasonable attorneys' fees and costs in connection with appeal or contest of real estate taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of a commercial office/warehouse complex and not specifically set forth herein, including reasonable management fees (not to exceed 3.5% of the total Base Rent and other charges to be paid by Lessee each Lease Year) and the costs of a building office at the Complex. The term "Operating Expenses" shall not include any capital improvement to the Complex other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, legal expenses incident to enforcement or negotiation by Lessor of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of building superintendent, depreciation allowance or expense, any bad debt loss, rent loss or reserves for bad debt losses or rent losses, the costs of any services sold or provided to other tenants or occupants but not to Lessee, or any expense incurred due to Lessor's gross negligence or willful misconduct. Notwithstanding the foregoing, in the event Lessor installs equipment in or makes improvements or alterations to the Complex which are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses or which are required under any governmental laws, regulations or ordinances which were not required at the date of commencement of the term of this Lease, Lessor may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis; however, any charges related to improvements or alterations for the purpose of reducing energy costs shall be limited, in any given Lease Year, to the reasonably estimated savings which result. Operating Expenses shall also be deemed to include expenses incurred by Lessor in connection with city sidewalks adjacent to the Property and any pedestrian walkway system (either above or below ground) or other public facility to which Lessor or the Complex is from time to time subject in connection with operations of the Property and the Complex. In the event Lessor includes

                  "Phase II, (as designated on the site plan) as part of the Complex, the "Operating Expenses" for any leasable buildings contained within "Phase II" shall not be included in the Operating Expenses allocable to Lessee, although all "Operating Expenses" related to all other portions of the Complex may be included in Operating Expenses and allocated proportionately.

         D. The term "Lessee's Pro Rata Share of Real Estate Taxes" shall mean fifty-three and 97/100 percent (53.97%) of the Real Estate Taxes for the applicable Lease Year, and the term "Lessee's Pro Rata Share of Operating Expenses" shall mean fifty-three and 97/100 percent (53.97%) of the Operating Expenses for the applicable Lease Year. Said percentages have been estimated based upon a ratio of $66,000 sq. ft. to 122,300 sq. ft. (i.e., the rentable area of the Premises to the rentable area of the Complex); however, each area amount shall be subject to adjustment, pursuant to Article XXIX of Exhibit C. Further, although said percentages shall be deemed to have been agreed upon by the parties hereto after due consideration of the rentable area of the Premises compared to the rentable area of the Complex; the percentages for Lessee's Pro Rata Share of Operating Expenses and for Lessee's Pro Rata Share of Real Estate Taxes shall be amended each Lease Year to the greater of the following: (i) if the total rentable area leased in the Complex (pursuant to leases under which the term has commenced) is ninety-five percent (95%) or less than the total rentable area of the Complex, the percentages shall be that which the rentable area of the Premises bears to ninety-five percent (95%) of the total rentable area of the Complex for such Lease Year; or (ii) if the total rentable area leased in the Complex (pursuant to leases under which the term has commenced) is greater than ninety-five percent (95%), the percentages shall be that which the rentable area of the Premises bears to the actual rentable area of the Complex for such Lease Year. Rentable area shall include the exterior wall of the building in which the Premises is to be located but shall in no event include basement storage space or garage space.

         E. Anything herein to the contrary notwithstanding, it is agreed that in the event the Complex is not fully occupied during any calendar year or Lease Year, a reasonable and equitable adjustment shall be made by Lessor in computing the Operating Expenses for such year so that the Operating Expenses shall be adjusted to the amount that would have been incurred had the Complex been fully occupied during such year.

         As to each Lease Year after the term of this Lease commences, Lessor shall estimate for each such Lease Year (i) the total amount of Real Estate Taxes; (ii) the total amount of Operating Expenses; (iii) Lessee's Pro Rata Share of Real Estate Taxes; (iv) Lessee's Pro Rata Share of Operating Expenses;
(v) the computation of the annual and monthly rental payable during such Lease Year as a result of increases or decreases in Lessee's Pro Rata Share of Real Estate Taxes and Lessee's Pro Rata Share of Operating Expenses. Said estimate shall be in writing and shall be delivered or mailed to Lessee at the Premises.

         Lessee shall pay, as Additional Rent, the amount of Lessee's Pro Rata Share of Real Estate Taxes for each Lease Year and Lessee's Pro Rata Share of Operating Expenses for each Lease Year, so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year.

In the event that said estimate is delivered to Lessee after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

         From time to time during any applicable Lease Year, Lessor may reestimate the amount of Real Estate Taxes and Operating Expenses and Lessee's Pro Rata Share thereof, and in such event Lessor shall notify Lessee, in writing, of such reestimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the reestimated amount over the balance of such Lease Year after giving credit for payments made by Lessee on the previous estimate.

         Upon completion of each Lease Year, Lessor shall cause its accountants to determine the actual amount of Real Estate Taxes and Operating Expenses for such Lease Year and Lessee's Pro Rata Share thereof and deliver a written certification of the amounts thereof to Lessee after the end of each Lease Year. If Lessee has paid less than its Pro Rata Share of Real Estate Taxes or its Pro Rata Share of Operating Expenses for any Lease Year, Lessee shall pay the balance of its Pro Rata Share of the same within thirty (30) days after the receipt of such statement. If Lessee has paid more than its Pro Rata Share of Real Estate Taxes or its Pro Rata Share of Operating Expenses for any Lease Year, Lessor shall, at Lessee's option, either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Lessor for its estimate of Lessee's Pro Rata Share of Real Estate Taxes and Lessee's Pro Rata Share of Operating Expenses for the next following Lease Year. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Lessee or credits due Lessee as a result of the provisions of this Article II shall be adjusted accordingly. After the first Lease Year containing twelve (12) full calendar months, Lessee's Pro Rata Share of "controllable" Operating Expenses thereafter, for any given Lease Year, shall not exceed the "cap". For these purposes (i) "controllable" Operating Expenses shall mean those Operating Expenses which are subject to Lessor's control and discretion, and (ii) the "cap" for any "controllable" Operating Expense shall mean 105%, multiplied by the amount of the "controllable" Operating Expense in said first Lease Year, multiplied by the number of Lease Years since said first Lease Year. Examples of Operating Expenses which are not "controllable" include taxes, insurance premiums and utility costs.

         Further, Lessee shall pay, also as Additional Rent, all other sums and charges required to be paid by Lessee under this Lease, and any tax or excise on rents, gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America or the state in which the Complex is located or any political subdivision thereof, or any city or municipality, against Lessor in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Lessor's receipt of such rents or other charges accruing under this Lease; provided, however, Lessee shall have no obligation to pay net income taxes of Lessor.

ARTICLE III. LATE CHARGE AND OVERDUE AMOUNTS - RENT INDEPENDENT: Lessee shall pay to Lessor, as liquidated damages, a late charge equal to five percent (5%) of any amount not paid on or before five (5) days after the date when the same is due to compensate Lessor for its costs in connection with such late payment by Lessee. The assessment or collection of a late charge hereunder shall not constitute the waiver by Lessor of a default by Lessee under this Lease and shall not bar the exercise by Lessor of any rights or remedies available under this Lease. In addition, any installment of Base Rent, Additional Rent or other charges to be paid by Lessee accruing under the provisions of this Lease, which shall not be paid when due, shall bear interest at the rate of fifteen percent (15%) per annum from the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. Lessee's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Lessor. Base Rent and Additional Rent are sometimes collectively referred to as "rent". Rent shall be payable without deduction, offset, prior notice or demand, in lawful money of the United States.

ARTICLE IV. POSSESSION OF PREMISES: If Lessor shall be unable to give possession of the Premises on the date of the commencement of the term because the construction of the Complex or the completion of the Premises has not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Lessor shall not be subject to any claims, damages or liabilities for the failure to give possession on said date except as expressly set forth below. Under said circumstances, the rent reserved and covenant to pay same shall not commence until possession of the Premises is given or the Premises are ready for occupancy, whichever is earlier. Failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of Lessee hereunder; provided, however, that if the date of commencement of the initial term is delayed beyond the scheduled commencement date, the expiration date of the initial term shall be extended to provide for a full ten-year initial term of this Lease; and provided further (a) that for every two (2) days' delay in Lessor's delivery of possession (other than for reasons beyond Lessor's control including force majeure) after MARCH 1, 1997 BUT BEFORE APRIL 1, 1997, and (b) that for every one (1) day delay in Lessor's delivery of possession (other than for reasons beyond Lessor's control including force majeure) after APRIL 1, 1997, Lessee shall be entitled to a credit equal to one (1) day of Base Rent, not to exceed ninety (90) total days of credit against Base Rent, to be applied to the Base Rent first due hereunder. If for any reason whatsoever Lessor fails to substantially complete the Premises and deliver possession thereof to Lessee by DECEMBER 1, 1997, then at any time thereafter, Lessee may cancel this Lease by giving written notice to Lessor of such cancellation. If Lessee is given and accepts possession of the Premises on a date earlier than the date above specified for commencement of the term, the rent reserved herein and all covenants, agreements and obligations herein and the term of this Lease shall commence on the date that possession of the Premises is given to Lessee.

         Subject to the express warranty provided in Article XXVIII of Exhibit C, the acceptance of possession by Lessee shall be deemed conclusively to establish that the Premises and all other improvements of the Complex required to be constructed by Lessor for use thereof by Lessee hereunder have been completed at such time to Lessee's satisfaction and in conformity with the plans approved by Lessee for the Tenant Improvements, pursuant to Article XXIII, of Exhibit C, unless Lessee notifies Lessor in writing within sixty (60) days after commencement of the term as to any items not completed. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises or the Complex or with respect to the suitability or fitness of either for the conduct of Lessee's business or for any other purpose.

ARTICLE V. SERVICES:

         A. All electric lighting bulbs and tubes and all ballasts and starters within the Premises shall be replaced by Lessee at the expense of Lessee.

         B. Subject to Article II hereof, Lessor shall provide maintenance in good order, condition and repair of the common area of the Complex, including, without limitation, the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow. Lessor shall keep and maintain the landscaped area and parking facilities in a neat and orderly condition. Lessor reserves the right to designate areas of the appurtenant parking facilities where Lessee and its agents, employees and invitees shall park and may exclude Lessee, its agents, employees and invitees from parking in other areas as designated by Lessor; provided, however, Lessor shall not be liable to Lessee for the failure of any tenant or its invitees, employees, agents or customers to abide by Lessor's designations or restrictions.

         No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel or supplies, or other causes shall be deemed an eviction or disturbance of Lessee's use and possession, or render Lessor liable for damages, by abatement of rent or otherwise or relieve Lessee from any obligation herein set forth. In no event shall Lessor be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or laws, ordinances or regulations of governmental authority.

ARTICLE VI. USE: The Premises shall be used for general office purposes, light assembly and for carrying on such activities as may be incidental thereto and for no other purpose; provided, however, Lessee may not use or occupy the Premises, or knowingly permit the Premises to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation or any covenant, condition or restriction now or hereafter applicable thereto, or in any manner which would violate any certificate of occupancy or permit affecting the same, or which would cause structural injury to the Premises or cause the value or usefulness of the Premises, or any part thereof, substantially to diminish (reasonable wear and tear excepted) or which would constitute a private or public nuisance or waste, and Lessee agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

ARTICLE VII. CERTAIN RIGHTS RESERVED BY LESSOR: Lessor reserves the following rights exercisable without notice and without liability to Lessee and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession, or giving rise to any claim for setoff or abatement of rent:

         A. To control, install, affix and maintain any and all signs on the Property, or on the exterior of the Complex and in any common corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises.

         B. To reasonably designate, limit, restrict and control any service in or to the Complex, including but not limited to the designation of sources from which Lessee may obtain sign painting and lettering. Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Lessee and other tenants occupying space in the Complex.

         C. To retain at all times and to use in appropriate instances keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Lessor. This provision shall not apply to Lessee's safes or other areas maintained by Lessee for the safety and security of monies, securities, negotiable instruments or like items.

         D. To make repairs, improvements, alterations, additions or installations, whether structural or otherwise, in and about the Complex, or any part thereof, and for such purposes upon, reasonable notice to Lessee, to enter upon the Premises, and during the continuation of any of said work, to temporarily close doors, entryways, public spaces and corridors in the Complex and to interrupt or temporarily suspend services and facilities.

         E. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Complex and to require all such items to be moved into and out of the Complex and the Premises only at such times and in such manner as Lessor shall direct in writing.

ARTICLE VIII. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make any improvements, alterations, additions or installations in or to the Premises in excess of $10,000.00 (hereinafter referred to as the "Work") without Lessor's prior written consent, which consent may be withheld in Lessor's sole discretion. Along with any request for Lessor's consent and before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Complex, Lessee shall furnish Lessor with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, an indemnification in such form and amount as may be reasonably satisfactory to Lessor and a performance bond executed by a commercial surety reasonably satisfactory to Lessor in an amount equal to the cost of the Work and for the payment of all liens for labor and material arising therefrom. The bond required by the preceding sentence shall not be required if the cost of the Work is less than $100,000.00. Lessee agrees to defend and hold Lessor forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said improvements, alterations, additions or installations. All Work shall be done only by contractors or mechanics reasonably approved by Lessor and at such time and in such manner as Lessor may from time to time reasonably designate. All work done by Lessee or its agents, employees or contractors shall be done in such a manner as to avoid labor disputes. Lessee shall pay the cost of all such improvements, alterations, additions or installations (including, if the cost of the Work exceeds $100,000.00, a reasonable charge for Lessor's services and for Lessor's inspection and engineering time) and the cost of painting, restoring or repairing the Premises and the Complex occasioned by such improvements, alterations, additions or installations. Upon completion of the Work, Lessee shall furnish Lessor with contractor's affidavits, full and final waivers of liens and receipted bills covering all labor and materials expended and used. The Work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Lessee shall permit Lessor to inspect construction operations in connection with the Work. Lessee shall not be allowed to make any improvements, alterations, additions or installations if such action results or would result in a labor dispute or otherwise would materially interfere with Lessor's operation of the Complex. Lessor, by written notice to Lessee given at or prior to termination of this Lease, may require Lessee, at Lessee's sole cost and expense, to remove any improvements, alterations, additions or installations installed by Lessee in the Premises and to repair or restore any damage caused by the installation and removal of such improvements, alterations, additions or installations; provided, however, the only improvements, additions or installations which Lessee shall remove shall be those specified in Lessor's notice. Lessee shall keep the Premises and the Complex free from any liens arising out of any work performed, material furnished or obligations incurred by Lessee, and shall indemnify, protect, defend and hold harmless Lessor from any liens and encumbrances arising out of any work performed or material furnished by or at the direction of Lessee. In the event that Lessee shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of and/or defense against the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable as Additional Rent to Lessor by Lessee on demand with interest at the rate provided in Article III accruing from the date paid or incurred by Lessor until reimbursed to Lessor by Lessee.

ARTICLE IX. REPAIRS: Subject to Article X hereof, Lessee shall, during the term of this Lease, at Lessee's expense, keep the Premises in as good order, condition and repair as they were at the time Lessee took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Lessee shall keep the Premises in a neat and sanitary condition, and Lessee shall not commit any nuisance or waste on the Premises or in, on or about the Complex, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by the Lessor. All uninsured damage or injury to the Premises or to the Complex caused by Lessee moving furniture, fixtures, equipment or other devices in or out of the Premises or the Complex or by installation or removal of furniture, fixtures, equipment, devices or other property of Lessee or its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct or other cause of Lessee or its servants, employees, agents, visitors or licensees, shall be repaired, restored and replaced promptly by Lessee at its sole cost and expense to the satisfaction of Lessor. All repairs, restorations and replacements shall be in quality and class equal to the original work.

         Lessor and its employees and agents shall have the right to enter the Premises during or as a result of any emergency, or at any reasonable time or times (upon twenty-four (24) hours notice) for the purpose of inspection, cleaning, repairs, altering or improving the same but nothing contained herein shall be construed as imposing any obligation on Lessor to make any repairs, alterations or improvements which are the obligation of Lessee.

         Lessee shall give written notice to Lessor at least thirty (30) days prior to vacating the Premises for the express purpose of arranging a meeting with Lessor for a joint inspection of the Premises. In the event of Lessee's failure to give such notice and arrange such joint inspection, then Lessor shall notify Lessee of a date, no earlier than five (5) after Lessor's notice on which such joint inspection shall be held, and if Lessee fails to appear at such scheduled inspection, Lessor's inspection at or after Lessee's vacation of the Premises shall be conclusively deemed correct for purposes of determining Lessee's responsibility for repairs and restoration hereunder.

ARTICLE X. INSURANCE AND INDEMNITY: Lessor shall keep the Complex insured for the benefit of Lessor in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against:

         (a)      loss or damage by fire; and

         (b) such other risk or risks of a similar or dissimilar nature as are now or may be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion and such other coverage as may be deemed necessary by Lessor, provided such additional coverage is obtainable and provided such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Complex.

         These insurance provisions shall in no way limit or modify any of the obligations of Lessee under any provision of this Lease. Lessor agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessee, and Lessor waives, releases and discharges Lessee from all claims or demands whatsoever which Lessor may have or acquire arising out of damage to or destruction of the Complex or loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessee or its agents, employees, customers or business invitees, or otherwise, and Lessor agrees to look to the insurance coverage only in the event of such loss. Insurance premiums paid thereon shall be a portion of the "Operating Expenses" described in Article II hereof. Notwithstanding the above, in the event a release of Lessee or waiver of subrogation as to Lessee (without invalidation of coverage) becomes generally unavailable in insurance policies as to commercial office/warehouse projects similar to the Complex, the release and any waiver of subrogation above provided for shall cease upon written notice by Lessor to Lessee of such event. Thereafter, Lessee may, upon written notice to Lessor, require Lessor to secure a waiver of subrogation as to Lessee if (a) a right to waive subrogation as to Lessee thereafter becomes available without increased premium, or (b) a right to waive subrogation as to Lessee becomes available and Lessee pays any increased premium required in connection therewith.

         Lessee shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody or control of Lessee) and business interests which may be located in, upon or about the Premises insured for the benefit of Lessee in an amount equivalent to the full replacement value or insurable value thereof against:

         (a) loss or damage by fire; and

         (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion and such other coverage as Lessee may deem appropriate or necessary.

         Lessee shall be permitted to "self-insure" or to establish deductible limits under such policies, provided, however, that the amount of such retained risk shall not exceed, at any time, ten percent (10%) of Lessee's Tangible Net Worth (defined in Article XX of Exhibit C), as the same may change from time to time. Lessee agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessor, and Lessee waives, releases and discharges Lessor and its agents, employees and contractors from all claims or demands whatsoever which Lessee may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessor or its agents, employees, contractors or otherwise, and Lessee agrees to look to the insurance coverage only in the event of such loss.

         Lessor shall, as a portion of the Operating Expenses defined in Article II, maintain, for its benefit and the benefit of its managing agent, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Complex, such insurance to afford protection to Lessor and its managing agent in such amounts as Lessor deems commercially reasonable and comparable to the amounts maintained for projects similar to the Complex, but in no event less than $2,000,000.00 of total insurance coverage for the commercial general liability policy.

         Lessee shall, at Lessee's sole cost and expense but for the mutual benefit of Lessor, its managing agent and Lessee, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Lessor, its managing agent and Lessee to the limit of not less than One Million and No/100 Dollars ($1,000,000.00) in respect to the injury or death to a single person, and to the limit of not less than Three Million and No/100 Dollars ($3,000,000.00) in respect to any one accident, and to the limit of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) in respect to any property damage. Such policies of insurance shall be written in companies reasonably satisfactory to Lessor, naming Lessor and its managing agent as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, shall be delivered to Lessor endorsed "Premium Paid" by the company or agent issuing the same or accompanied by other evidence satisfactory to Lessor that the premium thereon has been paid. At such time as insurance limits required of tenants in office/warehouse buildings in the area in which the Complex is located are generally increased to greater amounts, Lessor shall have the right to require such greater limits as may then be customary. Lessee agrees to include in such policy the contractual liability coverage insuring Lessee's indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Lessor. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

         Lessor agrees to indemnify and save Lessee harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Lessor in the performance of any covenant or agreement on the part of Lessor to be performed, pursuant to the terms of this Lease, or arising from any negligence or wilful misconduct on the part of Lessor or arising from any accident, injury or damage to the extent caused by the negligence or wilful misconduct of Lessor to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and the Office Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any such action or proceeding be brought against Lessee by reason of any such claim, Lessor, upon notice from Lessee, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessee; provided, however, that notwithstanding anything to the contrary contained in the Article, Lessor shall not be liable for, and Lessor shall not indemnify Lessee against or from, any consequential damages of Lessee, which shall include without limitation any loss of business or loss of profits.

         Lessee agrees to indemnify, protect, defend and hold harmless Lessor and Lessor's partners, shareholders, employees, lender and managing agent harmless from and against any and all claims, losses, costs, liabilities, actions and damages, including without limitation attorneys' fees and costs, by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Lessee in the performance of any covenant or agreement an the part of Lessee to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Lessee or its agents, contractors, servants, employees or licensees, or arising from any accident, Injury or damage to the extent caused by Lessee or its agents or employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and the Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

         Lessee agrees, to the extent not expressly prohibited by law, and except in the event of the negligence or willful misconduct of Lessor, that Lessor and Lessor's agents, employees and servants shall not be liable, and Lessee waives all claims for damage to property and business sustained during the term of this Lease by Lessee occurring in or about the Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Complex or any part thereof, or from equipment or appurtenances becoming out of repair, or from accident, or from any occurrence or act or omission of Lessor, Lessor's agents, employees or servants, any tenant or occupant of the Complex or any other person. This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

         Anything herein to the contrary notwithstanding, in the event any damage Lo the Complex results from any act or omission of Lessee, its agents, employees or invitees, and all or any portion of Lessor's loss is within the "deductible" portion of Lessor's insurance coverage, Lessee shall pay to Lessor the amount of such deductible loss (not to exceed $1,000 per event). All property in the Complex or on the Premises belonging to Lessee or its agents, employees or invitees or otherwise located at the Premises, shall be at the risk of Lessee only, and Lessor shall not be liable for damage thereto or theft, misappropriation or loss thereof, and Lessee agrees to defend and hold Lessor and Lessor's agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property. Lessee shall not do or permit anything to be done In or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect in any other way any fire or other insurance upon the Complex or any of its contents, or cause a cancellation of any insurance policy covering the Complex or any of its contents. Notwithstanding anything to the contrary contained herein, Lessee shall promptly, upon demand, reimburse Lessor for the full amount of any additional premium charged for such policy by reason of Lessee's failure to comply with the provisions of this paragraph, it being understood that such demand for reimbursement shall not be Lessor's exclusive remedy. Lessee shall promptly, upon demand, reimburse Lessor for any additional premium charged for any such policy by reason of Lessee's failure to comply with the provisions of this Article.

         In the event Lessee fails to provide Lessor with evidence of insurance required under this Article X, upon three (3) business days' notice to Lessee, Lessor may, but shall not be obligated to, without further demand upon Lessee, and without waiving or releasing Lessee from any obligation contained in this Lease, obtain such insurance and Lessee agrees to repay, upon demand, all such sums incurred by Lessor in effecting such insurance- All such sums shall become a part of the Additional Rent payable hereunder, but no such payment by Lessor shall relieve Lessee from any default under this Lease.

ARTICLE XI. ASSIGNMENT A14D SUBLETTING: Lessee shall not, without the prior written consent of Lessor, (I) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (II) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Lessee and its agents and employees. Notwithstanding the foregoing, a sublease to a subsidiary of Lessee, or an arrangement resulting from a merger or reorganization in which the surviving entity has a "Tangible Net Worth" (defined in Article XX, Exhibit C) of not less than Lessee's immediately prior to the merger or reorganization, shall not require the consent of Lessor. Lessee shall seek such written consent of Lessor by a written request therefor, setting forth such information as Lessor may deem necessary. Lessee shall, by notice in writing, advise Lessor of Lessee's intention, from, on and after a stated date (which shall not be less than thirty (30) days after the date of Lessee's notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the term. Lessee's notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor. In such event, Lessor shall have the right, to be exercised by giving written notice to Lessee within thirty (30) days after receipt of Lessee's notice, to recapture the space described in Lessee's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Lessee's notice. Lessee's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Lessor with Lessee's notice. If Lessee's notice shall cover all of the Premises, and Lessor shall have exercised its foregoing recapture right, the term of this Lease shall expire and end on the date stated in Lessee's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the term. If, however, this Lease be canceled with respect to less than the entire Premises, the Base Rent and Additional Rent shall be equitably adjusted by Lessor with due consideration of the size, location, type and quality of the portion of the Premises so remaining after the "recapture" and such rent shall be reduced accordingly from and after the termination date for said portion, and this Lease as so amended shall continue thereafter in full force and effect. The rent adjustments provided for herein shall be evidenced by an amendment to this Lease executed by Lessor and Lessee. If this Lease shall be terminated in the manner aforesaid, either as to the entire Premises or only a portion thereof, to such extent the term of this Lease shall end upon the appropriate effective date of the proposed sublease or assignment as if that date had been originally fixed in this Lease for such expiration, and in the event of a termination affecting less than the entire Premises, Lessee shall comply with Article XIV ("Surrender of Premises") of this Lease with respect to such portion of the Premises affected thereby.

         If Lessor, upon receiving Lessee's notice with respect to any such space, shall not exercise its right to recapture as aforesaid, Lessor will not unreasonably withhold its consent to Lessee's assignment of the Lease or subletting such space to the party identified in Lessee's notice, provided, however, that in the event Lessor consents to any such assignment or subletting, and as a condition thereto, Lessee shall pay to Lessor fifty percent (50%) of all profit derived by Lessee from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent, and rent adjustments, payable by Lessee under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Lessor shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

         Lessee shall and hereby agrees that it will furnish to Lessor upon request from Lessor a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Lessee agrees that Lessor and its authorized representatives shall be given access at all reasonable times to the books, records and papers of Lessee relating to any such assignment or subletting, and Lessor shall have the right to make copies thereof. The percentage of Lessee's profit due Lessor hereunder shall be paid by Lessee to Lessor within ten (10) days of receipt by Lessee of all payments made from time to time by such assignee or sublessee to Lessee.

         Any subletting or assignment hereunder shall not release or discharge Lessee of or from any liability, whether past, present or future, under this Lease, and Lessee shall continue fully liable thereunder. The subtenant or subtenants or assignee shall agree in a form satisfactory to Lessor to agree to be obligated for, comply with, and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Lessee shall deliver to Lessor promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Consent by Lessor to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Lessor's rights under this Article as to any subsequent assignment or subletting.

         Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article XI shall be of no effect and void. Lessor's right to assign its interest in this Lease shall remain unqualified, but shall be subject to the provisions of Article XVII.I., below. Lessor may make a reasonable charge to Lessee for any reasonable attorneys' fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by Lessee.

         Notwithstanding anything to the contrary in this Lease, Lessee shall not assign its rights under this Lease or sublet all or any part of the Premises to a person, firm or corporation which is (or, immediately prior to such subletting or assignment, was) a tenant or occupant of the Complex or any warehouse or office building an property contiguous to the Complex owned by Lessor.

         The consent of Lessor to a transfer may not be unreasonably withheld, provided that should Lessor withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:

         (a) Financial strength of the proposed transferee is not at least equal to that of Lessee at the time of execution of this Lease;

         (b) A proposed transferee whose occupation of the Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

         (c) A proposed transferee whose impact on the common areas or the other occupants of the Complex would be disadvantageous; or

         (d) A proposed transferee whose occupancy will require any variation in the terms and conditions of this Lease.

ARTICLE XII. DAMAGE BY FIRE OR OTHER CASUALTY: If fire or other casualty shall render the whole or any material portion of the Premises untenable, and the Premises can reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then Lessor shall repair and restore the Premises and the Complex to as near their condition prior to the fire or other casualty as is reasonably possible within such one hundred twenty
(120) day period (subject to delays for causes beyond Lessor's reasonable control) and notify Lessee that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable); provided however, if such casualty occurs within the last two (2) years of the term of this Lease (as the same may be extended), Lessee shall have the right to terminate this Lease by notice given to Lessor within thirty (30) days of the casualty and such termination shall be effective thirty (30) days after said notice. If Lessor is required to repair the Complex and/or the Premises, as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed.

         It fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then either party, by notice in writing to the other mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

         In the event that more than fifty percent (50%) of the value of the Complex is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within one hundred twenty
(120) days thereafter, then at Lessor's option, by written notice to Lessee, mailed within forty-five (45) days from the date of such damage or destruction, Lessor may terminate this Lease effective upon a date within thirty (30) days from the date of such notice to Lessee.

         If fire or other casualty shall render any portion of the Premises or any material portion of the Complex untenantable and the insurance proceeds are not sufficient to make repairs, then Lessor may, by notice to Lessee, mailed within thirty (30) days from the date of such damages or destruction, terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

         If the Premises or the Complex is damaged, and such damage is of the type insured against under the fire and special form property damage insurance maintained by Lessor hereunder, the cost of repairing said damage up to the amount of the deductible under said insurance policy shall be included as a part of the Operating Expenses. If the damage was due to an act or omission of Lessee, Lessee shall pay Lessor the difference between the actual cost of repair and any insurance proceeds received by Lessor.

         If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein or in the event that more than fifty percent (50%) of the value of the Complex is damaged or destroyed by fire or other casualty, and Lessor does not terminate this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Complex is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Lessor shall repair and restore the Premises and the Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Lessor's reasonable control) and the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). In no event shall Lessor be obligated to repair or restore any special equipment or improvements installed by Lessee. Anything herein contained to the contrary notwithstanding, Lessor shall not be obligated to spend more than the net insurance proceeds available to Lessor on account of any fire or other casualty in order to repair or restore the Premises or the Complex following such casualty; provided, however, Lessor shall notify Lessee promptly after the casualty if Lessor is unwilling to expend more than available net insurance proceeds.

         In the event of a termination of this Lease pursuant to this Article, rent shall be apportioned on a per them basis and paid to the date of the fire or other casualty.

ARTICLE XIII. EMINENT DOMAIN: If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Lessor shall make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Lessor, Lessee hereby assigning to Lessor Lessee's interest, if any, in said award. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Complex is taken by public authority under the power of eminent domain, then, at Lessor's option, by written notice to Lessee mailed within sixty (60) days from the date possession shall be taken by such public authority, Lessor may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Lessee. Further, if the whole of or any material part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Lessee may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Lessor, such notice to be given to Lessor within thirty (30) days after Lessee receives notice of the taking. Lessee shall not have the right to terminate this Lease pursuant to the preceding sentence unless (i) the business of Lessee conducted in the portion of the Premises taken cannot be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Lessee pursuant to clause
(ii) hereof); and (ii) Lessee cannot secure substantially similar (in Lessee's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Lessor in the Complex. Any notice of termination shall specify the date no more than sixty (60) days after the giving of such notice as the date for such termination.

         Anything in this Article XIII to the contrary notwithstanding, Lessee shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Lessee's movable trade fixture's and equipment and for moving expenses; provided, however, Lessee shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold; and, provided further, Lessee shall not be entitled to claim any award to the extent the award to Lessor would be reduced below the amount which would be allowed to Lessor absent such claim by Lessee. In the event of a partial condemnation of the Complex or the Premises and this Lease is not terminated, Lessor shall, at its sole cost and expense, restore the Premises and Complex to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking. Notwithstanding the foregoing provisions of this Article, Lessor may terminate this Lease with no further liability to Lessee whatsoever in the event that following any taking of any part of the Complex by condemnation or right of eminent domain, or any conveyance in lieu thereof, any party holding a mortgage, trust deed or similar lien on Lessor's interest in the Complex elects to require the application of an award or payment for the taking or conveyance in lieu thereof to reduce the indebtedness secured by such mortgage, trust deed or similar lien. Lessor's obligation to rebuild, repair or restore under this Article shall in all events be limited to the extent of the net condemnation proceeds available to Lessor therefor.

ARTICLE XIV. SURRENDER OF PREMISES: On the last day of the term of this Lease, or on the sooner termination thereof, Lessee shall peaceably surrender the Premises in good condition and repair consistent with Lessee's duty to make repairs as herein provided. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Lessee shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned. Lessee hereby appoints Lessor its agent to remove all property of Lessee from the Premises upon termination of this Lease and to cause its transportation and storage for Lessee's benefit, all at the sole cost and risk of Lessee, and Lessor shall not be liable for damage, theft, misappropriation or loss thereof and Lessor shall not be liable in any manner in respect thereto. Lessee shall pay all costs and expenses of such removal, transportation and storage. Lessee shall leave the Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty not caused by Lessee excepted. Lessee shall reimburse Lessor upon demand for any expenses incurred by Lessor with respect to removal, transportation or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. All improvements, alterations, additions, installations and fixtures, other than Lessee's trade fixtures, equipment and other removable personal property, which have been made or installed by either Lessor or Lessee upon the Premises shall remain the property of Lessor and shall be surrendered with the Premises as a part thereof, unless Lessee is required to remove same pursuant to the provisions of Article VIII hereof. If the Premises are not surrendered at the end of the term or sooner termination thereof, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom. Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of the combinations of any vaults, locks and safes left on the Premises.

         In the event Lessee remains in possession of the Premises after expiration of this Lease and without the execution of a new lease, but with Lessor's written consent, Lessee shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to one hundred fifteen percent (115%) of the Base Rent payable hereunder immediately prior to the expiration of this Lease. In the event Lessee remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Lessor's written consent, Lessee shall be deemed to be occupying the Premises without claim of right and Lessee shall pay Lessor for all costs arising out of loss or liability resulting from delay by Lessee in so surrendering the Premises as above provided and shall pay as a charge for each day of occupancy an amount equal to one hundred fifteen percent (115%) of the Base Rent (on a daily basis) payable hereunder immediately prior to the expiration of this Lease plus the Additional Rent (on a daily basis) then currently being charged by Lessor on new leases in the Complex for space similar to the Premises.

ARTICLE XV. DEFAULT OF LESSEE: The occurrence of any one or more of the following events (in this Article sometimes called "Event of Default") shall constitute a default and breach of this Lease by Lessee:

         A. If Lessee tails to pay any Base Rent or Additional Rent payable under this Lease or fails to pay any obligation required to be paid by Lessee when and as the same shall become due and payable, and such default continues for a period of five (5) days after written notice thereof given by Lessor to Lessee.

         B. If Lessee fails to perform any of Lessee's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Lessor; provided that if more time is required to complete such performance, Lessee shall not be in default if Lessee commences such performance within the thirty-day period and thereafter diligently pursues its completion. However, Lessor shall not be required to give such notice if Lessee's failure to perform constitutes a non-curable breach of this Lease. The notice required by this subsection is intended to satisfy any and all notice requirements imposed by law on Lessor and is not in addition to any such requirement.

         C. If Lessee, by operation of law or otherwise, violates the provisions of Article XI hereof relating to assignment, sublease, mortgage or other transfer of Lessee's interest in this Lease or in the Premises.

         D. Lessee, by operation of law or otherwise, violates the provisions of Article XVII. Relating to compliance with environmental laws.

         E. If (i) Lessee makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Lessee and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease and possession is not restored to Lessee within sixty (60) days; or (iv) if substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease is subjected to attachment, execution or other judicial or non-judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subsection does not constitute an Event of Default and a trustee is appointed to take possession (or if Lessee remains a debtor in possession) and such trustee or Lessee transfers Lessee's interest hereunder, then Lessor shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Lessee hereunder. As used in this subsection, the term "Lessee" shall also mean any guarantor of Lessee's obligations under this Lease. If any such Event of Default shall occur, Lessor, at any time during the continuance of any such Event of Default, may give written notice to Lessee stating that this Lease shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease, and all rights of Lessee under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Lessor may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

         Upon the occurrence of an Event of Default by Lessee, and at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which

Lessor may have, Lessor shall be entitled to the rights and remedies set forth below:

         A. Terminate lessee's right to possession of the Premises by any lawful means, in which case this Lease shall not terminate unless Lessor gives written notice to Lessee of its intention to terminate this Lease and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall have the immediate right to reenter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Lessor shall elect to so terminate this Lease, then Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including:

                  1. The equivalent of the amount of the Base Rent and Additional Rent which would be payable under this Lease by Lessee if this Lease were still in effect, less

                  2. The net proceeds of any reletting affected pursuant to the provisions of this Article XV after deducting all of Lessor's reasonable expenses In connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Premises, or any portion thereof, for such reletting.

                  Lessee shall pay such current damages in the amount determined in accordance with the terms of this Article XV as set forth in a written statement thereof from Lessor to Lessee (hereinafter called the "Deficiency"), to Lessor in monthly installments on the days on which the rent would have been payable under this Lease if this Lease were still in effect, and Lessor shall be entitled to recover from Lessee each monthly installment of the Deficiency as the same shall arise.

         B. At any time after an Event of Default, whether or not Lessor shall have collected any monthly Deficiency as set forth in this Article XV, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for final damages for Lessee's default, an amount equal to the then present worth of the aggregate of the Base Rent and Additional Rent and any other charges to be paid by Lessee hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been so terminated). In the computation of present worth, a discount at the rate of 6% per annum shall be employed. If the Premises, or any portion thereof, shall be relet by Lessor for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent received upon such reletting shall be offset against any monies claimed pursuant to this subsection. Nothing herein contained or contained in this Article XV shall limit or prejudice the right of Lessor to prove for and obtain, as damages, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

         C. Upon the occurrence of an Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Premises to remove all persons and property from the Premises. Such property may be removed and stored In a public warehouse or elsewhere at the cost of and for the account of Lessee. if Lessor shall elect to reenter the Premises, Lessor shall not be liable fair damages by reason of such reentry.

         D. If Lessor does not elect to terminate this Lease as provided in this Article XV then Lessor may, from time to time, recover all vent as it becomes due under this Lease. At any time thereafter, Lessor may elect to terminate this Lease and to recover damages to which Lessor is entitled.

         E. In the event that Lessor should elect to terminate this Lease and to relet the Premises, it may execute any new lease in its own name. In the event that Lessor should not elect to terminate this Lease, it may re-let the premises to a substitute tenant. Lessee hereunder shall have no right or authority whatsoever to collect any rent from such substitute tenant. The proceeds of any such reletting shall be applied as follows:

                  1. First, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor, including but not limited to storage charges air brokerage commissions owing from Lessee to Lessor as the result of such reletting;

                  2. Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repair's which Lessor, in its sole discretion, deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Lessor in connection with the retaking of the Premises and such reletting;

                  3. Third, to the payment of rent and other charges due and unpaid hereunder; and

                  4. Fourth, to the payment of future rent and other damages payable by Lessee under this Lease-

         Lessor shall not be deemed to have terminated this Lease and the Lessee's right to possession of the leasehold or the liability of Lessee to pay rent thereafter to accrue air its liability for damages under any of the provisions hereof, unless Lessor shall have notified Lessee in writing that it has so elected to terminate this Lease. Lessee covenants that the retaking of possession by Lessor or the service by Lessor of any notice pursuant to the applicable unlawful detainer statutes of the state in which the Complex is located and Lessee's surrender of possession pursuant to such notice shall not (unless Lessor elects to the contrary at the time of, or at any time subsequent to the service of, such notice, and such election be evidenced by a written notice to Lessee) be deemed to be a termination of this Lease or of Lessee's right to possession thereof.

         All rights, options and remedies of Lessor contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Lease. No waiver by Lessor of a breach of any of the terms, covenants or conditions of this Lease by Lessee shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition therein contained. No waiver of any default of Lessee hereunder shall be implied from any omission by Lessor to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver. The consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or vender unnecessary Lessor's consent to or approval of any subsequent similar acts by Lessee.

         Lessee shall reimburse Lessor, upon demand, for any costs or expenses incurred by Lessor in connection with any breach or default of Lessee under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include, but not be limited to: legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Lessee shall also indemnify Lessor against and hold Lessor harmless from all costs, expenses, demands and liability incurred by Lessor if Lessor becomes or is made a party to any claim or action (a) instituted by Lessee, or by any third party against Lessee (unless Lessor is adjudged to have been culpable, and liable in regard to the basis for the claim); (b) for foreclosure of any lien for labor or material furnished to or for Lessee; (c) otherwise arising out of or resulting from any act or transaction of Lessee (unless Lessor is adjudged to have been culpable, and liable in regard to the basis for the claim); or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding or other proceeding under Title 11 of the United States Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to Lessor or, at Lessor's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in any such claim or action.

         In addition, Lessee shall pay a portion (as determined by the next sentence) of Lessor's reasonable attorneys' fees incurred in connection with Lessee's request for Lessor's consent in connection with any act which Lessee proposed to do and which requires Lessor's consent. For these purposes, Lessee shall be responsible to pay the first $500.00 of fees incurred, and 50% of the fees in excess of $500, for each requested consent.

         Lessee hereby waives all claims by Lessor's lawful reentering and taking possession of the Premises or removing and storing the property of Lessee as permitted under this Lease and will save Lessor harmless from all losses, costs or damages occasioned Lessor thereby. No such reentry shall be considered or construed to be a forcible entry by Lessor.

         Lessor shall use commercially reasonable efforts to mitigate its reasonably foreseeable damages which result from Lessee's default hereunder-

ARTICLE XVI. SUBORDINATION: This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Complex, the Property or any portion thereof by Lessor or its successors or assigns, and to amendments, replacements, renewals and extensions thereof. Lessee agrees at any time hereafter, upon demand to execute and deliver any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease. It is agreed, nevertheless, that as long as Lessee is not in default in the payment of Base Rent, Additional Rent, and other charges to be paid by Lessee under this Lease and the performance of all covenants, agreements and conditions to be performed by Lessee under this Lease, then neither Lessee's right to quiet enjoyment under this Lease, nor the right of Lessee to continue to occupy the Premises and to conduct its business thereon, in accordance with the Terms of this Lease as against any lessor, lessee, mortgagee, trustee or their successors or assigns shall be interfered with.

         The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Notwithstanding anything hereinabove contained in this Article XVI, in the event the holder of any mortgage, deed of trust or ground lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or landlord notifying Lessee to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease, and Lessee shall execute such attornment agreement as may be reasonably requested by said holder.

         Lessee agrees, provided the mortgagee, ground lessor or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument shall have notified Lessee in writing (by the way of a notice of assignment of lease or otherwise) of its address, that Lessee shall give such mortgagee, ground lessor, trust deed holder or other secured party ("Mortgagee"), simultaneously with delivery of notice to Lessor, by registered or certified mail, a copy of any such notice of default served upon Lessor. Lessee further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Lessor has to cure such default.

         Lessor agrees that it shall obtain prior to the commencement of the term of this Lease a subordination, attornment and non-disturbance agreement from any Mortgagee holding any mortgage, ground lease, deed of trust or other security instrument encumbering the Premises as of the date of this Lease.

ARTICLE XVII- MISCELLANEOUS:

         A. Lessee represents that Lessee has dealt directly with and only with CB Commercial Real Estate Group, Inc. (Kit Tiedemann) and Cushman & Wakefield of Arizona, Inc. (Mike Beall/Jim Wilson) (the "Brokers"), as brokers, in connection with this Lease and insofar as Lessee knows, no other broker negotiated or participated In negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith. Lessor shall be responsible for paying the commission due the Brokers on account of this Lease pursuant to a separate agreement between Lessor and the Brokers. Lessor and Lessee agree that no broker shall be entitled to any commission with any renewal of the term of this Lease or any expansion of the Premises.

         B. Lessee agrees from time to time, upon not less than fifteen (15) days prior written request by Lessor, to deliver to Lessor a statement in writing certifying (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which the rent and other charges have been paid; (iii) Lessor is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Lessee; (v) the amount of any prepaid rent, and (vi) such other matters as may be reasonably requested by Lessor or any Mortgagee or prospective purchaser of the Complex.

         If Lessee does not deliver such statement to Lessor within such fifteen
(15) day period, Lessor and any prospective purchaser or encumbrancer of the Premises or the Complex may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Lessor; (ii) that this Lease has not been cancelled or terminated and is in full force and effect, except as otherwise represented by Lessor; (iii) that the current amounts of the Base Rent and security deposit are as represented by Lessor and that any charges made against the security deposit are uncontested and valid; (iv) that there have been no subleases or assignments of the Lease; (v) that not more than one month's Base Rent or other charges have been paid in advance; and (vi) that Lessor is not in default under the Lease. in such event, Lessee shall be stopped from denying the truth of such facts.

         C. All notices, demands and requests shall be in writing, and shall be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, or by commercial overnight courier service addressed as follows:

            (i)      If addressed to Lessee:
                     By forwarding such notice, demand or request by certified or registered mail, postage prepaid, addressed to Lessee at:

                     Syntellect Inc.
                     [address of Premises]
                     ------------------------------
                     ------------------------------
                     Attention: Paul Mehlhorn

                     With a copy to:

                     Syntellect Inc.
                     1000 Holcomb Woods Parkway
                     Building 410-A
                     Roswell, Georgia 30076-2585
                     Attn: Chief Financial Officer

                     or at such other address as Lessee may hereafter designate by written notice to Lessor, in which case said notice shall be effective at the time of mailing such notice.

              (ii)   If addressed to Lessor:
                     By forwarding such notice, demand or
                     request by certified or registered
                     mail, postage prepaid, addressed to
                     Lessor at:

                     Opus Southwest Corporation
                     c/o Normandale Properties Southwest Corporation 4742 North 24th Street, Suite 100
                     Phoenix, Arizona 85016

                     With copy to:

                     Opus Southwest Corporation
                     4742 North 24th Street
                     Suite 100

                Phoenix, Arizona 85016
                Attn: Thomas W. Roberts, President

                With copy to:

                Opus U.S. Corporation
                P. 0. Box 59110
                Minneapolis, Minnesota 55440
                Attention: Law Department

or at such other address as Lessor and Lessee may hereafter designate by written notice. The effective date of all notices shall be the time of mailing such notice or the date of delivery to a commercial overnight courier service.

         D. All rights and remedies of Lessor under this Lease or that may be provided by law may be executed by Lessor in its own name, individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article XV, may be commenced and prosecuted to final judgment and execution by Lessor in its own name or in the name of its agent.

         E. Lessor covenants and agrees that Lessee, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease. Time is of the essence of this Lease and each and every provision contained herein, and any extension of time granted by Lessor to Lessee for the performance of any obligation of Lessee under this Lease shall not be considered an extension of time for the performance of any subsequent obligation of Lessee under this Lease.

         F. The covenants and agreements herein contained shall bind and inure to the benefit of Lessor and its successors and assigns and Lessee and its permitted successors and assigns. All obligations of each party constituting Lessee hereunder shall be the joint and several obligations of each such party.

         G. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

         H. Lessee covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or the Complex and Lessee further covenants that it will not vacate or abandon the Premises during the term of this Lease.

         I. The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners of the Complex at the time in question, and in the event Lessee is given notice of any transfer or transfers or conveyances the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Lessor contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall be binding on the Lessor, its successors and assigns, only during and in respect to their respective successive periods of ownership.

         In the event of a sale or conveyance by Lessor of the Complex or any part of the Complex, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions herein contained and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease, who by accepting title to the Complex, shall be deemed to have assumed the obligations of "Lessor" hereunder. This Lease shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or grantee, which purchaser or grantee shall be personally obligated on this Lease only so long as it is the owner of Lessor's interest in and to this Lease.

         J. The marginal or topical headings of the several Articles are for convenience only and do not define, limit or construe the contents of said Articles.

         K. All preliminary negotiations are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

         L. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Lessor from Lessee or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Lessor's consent is required, unless specifically agreed to in writing by Lessor. Any amounts received by Lessor may be allocated to any specific amounts due from Lessee to Lessor as Lessor determines.

         M. Lessor shall have the right to close any portion of the building area or land area to the extent as may, in Lessor's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Lessor shall at all times have full control, management and direction of the Complex, subject to the rights of Lessee in the Premises, the parking areas and access thereto, and Lessor reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Complex and the other tenancies, premises and buildings included in the Complex, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Complex, and to change the name, address, number or designation by which the Complex is commonly known. No implied easements are granted by this Lease. Lessor shall in no event be liable for any lack of security in respect to the Complex.

         N. Upon forty-eight (48) hours notice, Lessee shall permit Lessor (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Lessor may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Complex.

         O. Employees or agents of Lessor have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers of Lessor and by Lessee. Lessee confirms that Lessor and its agents have made no representations or promises with respect to the Premises or the making of or entry into this

Lease except as in this Lease expressly set forth, and Lessee agrees that no claim or liability shall be asserted by Lessee against Lessor for, and Lessor shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Complex Rules and Regulations, in respect to which subparagraph P of this Article shall prevail, can be modified or altered only by agreement in writing between Lessor and Lessee, and no act or omission of any employee or agent of Lessor shall alter, change or modify any of the provisions hereof.

         P. Lessee shall perform, observe and comply with the Complex Rules and Regulations of the Complex as set forth on Exhibit B attached hereto and by this reference incorporated herein, with respect to the safety, care and cleanliness of the Premises and the Complex, and the preservation of good order thereon, and, upon written notice thereof to Lessee, Lessee shall perform, observe and comply with any changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Lessor for tenants of the Complex. Lessor shall not be liable to Lessee for any failure of any other tenant or tenants of the Complex to comply with such Complex Rules and Regulations.

         Q. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, and with the requirements of any fire insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Lessee shall use the Premises and comply with any recorded covenants, conditions, and restrictions affecting the Premises and the Complex as of the commencement of the Lease or which are recorded during the lease term.

         R. Lessee shall at all times during the term of this lease and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

         Lessee shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Lessee's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Premises. Except as discharged into the sanitary sewer in conformity with all applicable Hazardous Materials Laws, Lessee shall cause any and all Hazardous Materials brought or permitted on the Premises by Lessee to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Lessee shall in all respects handle, treat, deal with and manage any and all Hazardous Materials brought or permitted on the Premises by Lessee in conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such

Hazardous Materials. All reporting obligations relating to such Hazardous Materials to the extent imposed upon Lessee by Hazardous Materials Laws are solely the responsibility of Lessee. Upon expiration or earlier termination of this lease, Lessee shall cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of during the term of this lease by Lessee) to be removed from the Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Lessee shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises or in any improvements situated on the Complex, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to or in any way connected with the Premises or the Complex without first notifying Lessor of Lessee's intention to do so and affording Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interest with respect thereto. In addition, at Lessor's request, at the expiration of the term of this lease, Lessee shall remove all tanks or fixtures which were placed on the Premises during the term of this lease by or for Lessee and which contain, have contained or are contaminated with, Hazardous Materials.

         Lessee shall immediately notify Lessor in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;
(b) any claim made or threatened by any person against Lessor, or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises or with respect to any Hazardous Materials removed by Lessee from the Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Lessee shall also provide to Lessor, as promptly as possible, and in any event within five business days after Lessee first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Lessee's use thereof. Upon written request of Lessor (to enable Lessor to defend itself from any claim or charge related to any Hazardous Materials Law), Lessee shall promptly deliver to Lessor notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises.

         To Lessor's knowledge, Lessor is not aware of any Hazardous Materials which exist or are located on or in the Premises, except as may be disclosed in that certain Environmental Site Assessment prepared by Geotechnical and Environmental Consultants, Inc., dated July 14, 1995. Further, Lessor represents to Lessee that: (x) to the best of its knowledge, Lessor has not caused the generation, storage or release of Hazardous Materials upon the Premises, except in accordance with Hazardous Materials Laws; and (y) during the term of this Lease, Lessor shall not knowingly cause the generation, storage or release of Hazardous Materials upon the Premises, except in accordance with Hazardous Materials Laws. In the event (a) Hazardous Materials are discovered upon the Premises, (b) Lessor has been given written notice of the discovery of such Hazardous Materials, and (c) pursuant to the provisions of the preceding paragraphs of this Article XVII.R., neither Lessor nor Lessee is obligated to pay the cost of compliance with Hazardous Materials Laws, then and in that event Lessor may voluntarily but shall not be obligated to agree with Lessee to take all action necessary to bring the Premises into compliance with Hazardous Materials Laws at Lessor's sole cost. In the event Lessor fails to notify Lessee in writing within 30 days of the notice to Lessor of the discovery of such Hazardous Materials that Lessor intends to voluntarily take such action as is necessary to bring the Premises into compliance with Hazardous Materials Laws, then Lessee may (i) bring the Premises into compliance with Hazardous Materials Laws at Lessee's sole cost or
(ii) provided such Hazardous Materials endanger persons or property in, on or about the Premises or interfere with Lessee's use of the Premises, terminate this lease on a date not less than ninety days following written notice of such intent to terminate.

         Lessor shall indemnify, defend (with counsel reasonably acceptable to Lessee), protect and hold Lessee and each of Lessee's officers, directors, partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Premises, including materials used during construction of the Premises and the Complex or from the transportation or disposal of Hazardous Materials to or from the Premises to the extent caused by Lessor. Lessor's obligations hereunder shall include, without limitation, and whether foreseeable, all cost of any required or necessary repairs, clean-up or detoxification or decontamination of the Premises, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this lease. For purposes of the indemnity provided herein, any acts or omissions of Lessor or its employees, agents, customers, assignees, contractors or sub-contractors (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessor.

         Lessee shall indemnify, defend (with counsel reasonably acceptable to Lessor), protect and hold Lessor and each of Lessor's officers, directors, partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Premises or from the transportation or disposal of Hazardous Materials to or from the Premises to the extent caused by Lessee. Lessee's obligations hereunder shall include, without limitation, and whether foreseeable, all cost of any required or necessary repairs, clean-up or detoxification or decontamination of the Premises, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this lease. For purposes of the indemnity provided herein, any acts or omissions of Lessee or its employees, agents, customers, sub-lessees, assignees, contractors or sub-contractors (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessee.

         For purposes of the covenants and agreements contained in this Article XVII.R., inclusive, any acts or omissions of Lessee, its employees, agents, customers, sublessees, assignees, contractors or sub-contractors (except Opus Southwest Corporation and its contractors and subcontractors) shall be strictly attributable to Lessee; any acts or omissions of Lessor, its employees, agents, customers, assignees, contractors or sub-contractors shall be strictly attributable to Lessor.

         S. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

         T. Lessee agrees to look solely to Lessor's interest in the Complex for the recovery of any judgment from Lessor, it being agreed that Lessor, or if Lessor is a partnership, its partners whether general or limited, or if Lessor is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

         U. Lessee shall furnish to Lessor promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Lessor evidencing the due authorization of Lessee to enter into this Lease. Lessor shall furnish to Lessee promptly upon demand, a copy of Lessor's title policy or a title commitment which indicates that Lessor owns insurable title to the Complex.

         V. This Lease shall not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Lessor and Lessee hereunder.

         W. Lessee shall in all respects comply with the Americans With Disabilities Act Of 1990 (42 U.S.C. Section 12101 et seq.), as the same may be amended from time to time (as amended, the "ADA"), and Lessee agrees to indemnify and save Lessor and its managing agent harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any failure or alleged failure of Lessee to comply with the ADA or arising from any claim made under the ADA in connection with the Premises, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor. Lessor represents and warrants that as of the commencement of the term of the Lease, the Premises shall be in compliance with the ADA, as the same is existing, interpreted and enforced as of such date.

         X. Lessor shall in all respects comply with the ADA, and Lessor agrees to indemnify and save Lessee and its managing agent harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any failure or alleged failure of Lessor to comply with the ADA or arising from any claim made under the ADA in connection with the Complex (exclusive of the Premises or any other leasable area within the Complex), and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; in case any action or proceeding be brought against Lessee by reason of any such claim, Lessor, upon notice from Lessee, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessee.

         Y. Lessee shall not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises except as specifically approved in writing by Lessor. Lessee further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times. Lessee agrees at Lessee's sole cost, that any Lessee sign will be maintained in strict conformance with Lessor's sign criteria, if any, as to design, material, color, location, size, letter style, and method of installation. Lessor shall not unreasonably withhold its consent to the placement of Lessee's sign on the southern portion of the east face of the building in which the Premises are located.

         Z. Lessee acknowledges that this Lease is contingent on Lessor acquiring the fee simple title to substantially all the land depicted on Exhibit "A", which land is necessary to construct the Office Complex. If Lessor has not acquired such land on or before JULY 31, 1996, then this Lease shall automatically terminate and neither Lessor nor Lessee shall have any rights or obligations thereunder.

ARTICLE XVIII. MISCELLANEOUS TAXES: Lessee shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises, and when possible, Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's trade fixtures, furnishings, equipment or other personal property, or Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's personal property.

ARTICLE XIX. OTHER PROVISIONS: The following are made a part hereof, with the same force and effect as if specifically set forth herein;

         A.   Site Plan - Exhibit A.
         B.   Complex Rules and Regulations - Exhibit B.
         C.   Rider to Lease - Exhibit C.
         D.   Space Plan/Building Elevation - Exhibit D.
         E.   Project Specifications- Exhibit E.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

      LESSOR:                              LESSEE:

      OPUS SOUTHWEST CORPORATION,          SYNTELLECT INC., a Delaware
      a Minnesota corporation              corporation


      By                                    By /s/ DAVID C. PHILLIPS
         ----------------------------         -----------------------------
         Thomas W. Roberts                     David C. Phillips
         Its President                         Its Vice President -
                                                       Operations

                                   EXHIBIT A*

                       *conceptual and subject to change









                               [MAP OF BUILDING SITE]
                                   SYNTELLECT
                                I-17 & BEARDSLEY
                                PHOENIX, ARIZONA


                                  [OPUS LOGO]

----------------------------------------------------------------------
                                  [MAP LEGEND]
                                   SITE DATA

TOTAL SITE AREA         : 786,801.00 SQ. FT.

ZONING                  : C-2 MR

TOTAL BLDG. AREA        : 122,226 SQ. FT.

% BLDG. COVERAGE        : 15.50%

PARKING REQUIRED
(1:300)                 : 408 SPS.

PARKING PROVIDED        : 669 SPS.
(1:183)


------------------------------------------------------------------------------
                                  VICINITY MAP




DATE: 6-26-96                                                   JOB: 96012

[BDG LOGO]                              5112 N. 40th St. Suite 202
                                        Phoenix, Arizona 85018

Butler Design Group                     602-957-1800 Phone
                                        602-957-7722 Fax

Architects & Planners

                                  EXHIBIT A-1*

                       *conceptual and subject to change









                               [MAP OF FLOOR PLAN]
                                   SYNTELLECT
                                I-17 & BEARDSLEY
                                PHOENIX, ARIZONA


DATE: 6-26-96                                                       JOB: 96012
------------------------------------------------------------------------------
                                  [OPUS LOGO]

[BDG LOGO]                                      5112 N. 40th St. Suite 202
                                                Phoenix, Arizona 85018

Butler Design Group                             602-957-1800 Phone
                                                602-957-7722 Fax

Architects & Planners

                                  EXHIBIT B

                          COMPLEX RULES AND REGULATIONS

         1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Complex, or visible from the exterior of the Premises, shall be installed at Lessee's sole cost and expense, and in such manner, character and style as Lessor may approve in writing. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

         2. No awning or other projection shall be attached to the outside walls of the Complex. No curtains, blinds, shades or screens visible from the exterior of the Complex or visible from the exterior of the Premises shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Lessor. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, approved by Lessor.

         3. Lessee and its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators or stairways in and about the Complex which are used in common with other tenants and their servants, employees, customers, guests and invitees and which are not a part of the Premises of Lessee. Lessee shall not place objects against glass partitions or doors or windows which would be unsightly from the Complex corridors or from the exterior of the Complex and will promptly remove any such objects upon notice from Lessor.

         4. Lessee shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances, and Lessee shall not create obnoxious odors (including cigarette, cigar and pipe smoke), any of which may be offensive to the other tenants and occupants of the Complex, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Complex or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Complex.

         5. Lessee shall not waste electricity, water or air conditioning and shall cooperate fully with Lessor to insure the most effective operation of the Complex's heating and air conditioning systems and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Lessee's use. Lessee shall keep corridor doors closed.

         6. Lessee assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

         7. No person or contractor not employed by Lessor shall be used to perform janitorial work, window washing, cleaning, maintenance, repair or similar work in the Premises without the written consent of Lessor.

         8. In no event shall Lessee bring into the Complex inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Lessee to comply with the provisions of this subparagraph, any insurance premium for


                                   Exhibit B
                                 (Page 1 of 4)
all or any part of the Complex shall at any time be increased, Lessee shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Lessor's other rights at law or in equity for Lessee's breach of this Lease.

         9. Lessee shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

         10. Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Complex or its desirability as a warehouse complex for warehouse use and other uses, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

         11. The Premises shall not be used for cooking, lodging, sleeping or for any immoral or illegal purpose. The foregoing prohibition on cooking shall not preclude the use of small kitchen appliances as typically found in projects comparable to the Complex.

         12. Lessee and Lessee's servants, employees, agents, visitors and licensees shall observe faithfully and comply with the foregoing rules and regulations and such other and further appropriate rules and regulations as Lessor or Lessor's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Lessor may reasonably elect.

         13. Unless expressly permitted by Lessor, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by Lessor shall be made for any door. If more than two keys for one lock are desired by Lessee, Lessor may provide the same upon payment by Lessee. Upon termination of this Lease or of the Lessee's possession, Lessee shall surrender all keys of the Premises and shall explain to Lessor all combination locks on safes, cabinets and vaults.

         14. Any carpeting cemented down by Lessee shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Lessee, Lessor may charge the expense incurred by such removal to Lessee.

         15. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

         16. No electric circuit for any purpose shall be brought into the leased premises without Lessor's written permission specifying the manner in which same may be done.

         17. No motorized vehicle, and no dog or other animal shall be allowed in offices, halls, corridors or elsewhere in the Complex.

         l8.      Lessee shall not throw anything out of the door or windows or down any passageways or elevator shafts.


                                   Exhibit B
                                 (Page 2 of 4)

         19. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways and freight elevator provided for such purposes and indicated by Lessor. Lessee shall be responsible for any damage to the Complex or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the leased premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use of such articles.

         20. All safes, equipment or other heavy articles shall be carried in or out of the Premises only in a manner which will not interfere with or cause damage to the Premises or the Complex, or to the other tenants or occupants of the Complex. Lessee shall be responsible for any damage to the Complex or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the leased premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use or moving of such articles.

         21. Canvassing, soliciting and peddling In the Complex is prohibited and all tenants of the Complex shall cooperate to prevent the same.

         22. Vending machines shall not be installed without permission of Lessor; provided, however, Lessor consents to the installation of vending machines in the pantry or kitchen area of the Premises for the dispensing of soda and other similar drinks to Lessee's employees and guests.

         23. Canvassing, soliciting and peddling in the Complex is prohibited and each Lessee shall cooperate to prevent the same.

         24. Wherever in these Complex Rules and Regulations the word "Lessee" occurs, it is understood and agreed that it shall mean Lessee and Lessee's associates, agents, clerks, servants and visitors. Wherever the word "Lessor" occurs, it is understood and agreed that it shall mean Lessor and Lessor's assigns, agents, clerks, servants and visitors.

         25. Upon twenty-four (24) hours notice, Lessor shall have the right to enter upon the leased premises at all reasonable hours for the purpose of inspecting the same.

         26. Upon twenty-four (24) hours' notice, Lessor shall have the right to enter the leased premises at hours convenient to Lessee for the purpose of exhibiting the same to prospective tenants within the sixty (60) day period prior to the expiration of this Lease, and Lessor may place signs advertising the leased premises for rent on the windows and doors of said Premises at any time within said sixty (60) day period.

         27. Lessee and its servants, employees, customers, invitees and guests shall, when using the common parking facilities, if any, in and around the Complex, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Lessor reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Lessor assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight.

         28. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right to prevent access to the Complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the


                                   Exhibit B
                                 (Page 3 of 4)
protection of the Complex and the property therein. Lessor shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Complex of any person.

         29. All entrance doors to the Premises shall be locked when the Premises are not in use. All corridor doors shall also be closed during times when the air conditioning equipment in the Complex is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

         30. Lessor reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Lessor's judgment, for its beat interest or for the best interest of the tenants of the Complex.

         31. Smoking shall be permitted only in the smoking areas located outside of the building, as designated and redesignated from time to time by Lessor, and Lessee and its servants, employees, customers, invitees and guests shall not smoke anywhere at the Complex (other than the smoking areas designated by Lessor), including without limitation Lessee's Premises and the sidewalks, entrances, passages, corridors, halls, elevators and stairways of the Complex.

                                                   Initials:

                                                   Lessor
                                                          ----------------------
                                                   Lessee /s/ DAVID C. PHILLIPS
                                                          ----------------------
                                                                    6/28/96


                                   Exhibit B
                                 (Page 4 of 4)

                                    EXHIBIT C

                                 RIDER TO LEASE

ARTICLE XX. SECURITY DEPOSIT: Within thirty (30) days of the date hereof, Lessee shall deposit with Lessor in cash the sum of Nine Hundred Thirty-Four Thousand, Two Hundred and no/100th Dollars ($934,200.00), the receipt of which is hereby acknowledged, as and for a security deposit for the full and faithful performance by Lessee of each and every terms, covenant and condition of this Lease. Upon determination of the total rentable square footage of the Premises, the amount of security deposit shall thereupon be adjusted (and the parties shall immediately make adjusting payments, as appropriate), so that the security deposit shall equal the Base Rent for eighteen (18) months, without regard to any rights of abatement. At Lessee's election, said security deposit may be provided in the form of an unconditional, irrevocable letter of credit, drawable by Lessor merely upon presentation, issued by a federally insured banking institution reasonably acceptable to Lessor and having an expiration date (at all times during the Lease term) of not less than thirty (30) days (i.e. so that it is therefore required hereby, to be replaced or renewed from time to time, during the Lease term). In the event that an Event of Default exists, Lessor may use, apply or retain the whole or any part of the security so deposited for the payment of any such rentals in default or for any other sum which Lessor may expend or be required to expend by reason of Lessee's default, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency may accrue before or after reentry by Lessor. Lessee shall not be entitled to any interest on the security deposit. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Lessor's damages in case of Lessee's default. Upon application of any part of the deposit by Lessor as provided herein, Lessee shall pay to Lessor on demand the amount so applied in order to restore the security deposit to its original amount. Any application of the deposit by Lessor shall not be deemed to have cured Lessee's default by reason of which the application is made.

         In the event of a bona fide sale of the Complex of which the Premises are a part, Lessor shall have the right to transfer the security deposit to its vendee for the benefit of Lessee and thereafter Lessor shall be released of all liability for the return of such deposit and Lessee agrees to look to said vendee for the return of its security deposit. It is agreed that this provision shall apply to every transfer or assignment made of the security deposit to any new landlord.

         This security deposit shall not be assigned or encumbered by Lessee. It is expressly understood that the reentry of the Premises by Lessor for any default on the part of Lessee prior to the expiration of the term of this Lease shall not be deemed a termination of this Lease so as to entitle Lessee to recover the security deposit, and the security deposit shall be retained and remain in the possession of Lessor until the end of the term of this Lease.

         Actions by Lessor against Lessee for breach of this Lease shall in no way be limited or restricted by the amount of the security deposit and resort to such deposit shall not waive any other rights or constitute and election of remedies which Lessor may have.


                                   Exhibit C

         The requirement for Lessor to provide the security deposit shall be suspended upon Lessee's demonstration to Lessor's reasonable satisfaction that Lessee has a "Tangible Net Worth" of not less than $35,000,000.00, pursuant to Lessee's then most recent annual financial statements, prepared in accordance with generally accepted accounting principles ("GAAP") and audited and certified by a nationally recognized public accounting firm in accordance with generally accepted auditing standards. The security deposit requirement shall be reinstated subsequently, in the event Lessee's "Tangible Net Worth" is less than $35,000,000.00, based upon any financial statement prepared by Lessee and/or its accounts. Throughout the term of this Lease, Lessee shall cause copies of all its press releases and filings with the Securities and Exchange Commission (the "SEC") (including without limitation all Form 1OK's, Form 10Q's, Form 8K's and proxy statements), or if Lessee is no longer required to file statements with the SEC, then copies of its annual and quarterly financial statements, each in a timely fashion after issuance or filing. For purposes hereof, "Tangible Net Worth", shall mean equity of Lessee and its subsidiaries on a consolidated basis determined in accordance with GAAP, minus the net book value of all intangible assets including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any subsidiary over the cost of the investment in such subsidiary.

ARTICLE XXI. LOCK BOX: Lessor may from time to time designate a lock box collection agent for the collection of rents or other charges due Lessor. In such event, the payment made by Lessee to the lock box shall be the date of receipt by the lock box collection agent of such payment (or the date of collection of any such sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for the purpose of this Lease, no such payment or collection shall be deemed a waiver by Lessor of any breach by Lessee of any term, covenant or condition of this Lease nor a waiver of any of Lessor's rights or remedies and any payment of amounts other than that deemed due and proper by Lessor shall not prejudice Lessor in any manner nor constitute a waiver and Lessor shall hereby be authorized to retain the proceeds of any payments by Lessee, whether restrictively endorsed or otherwise, and apply same to the amounts due and payable from Lessee under this Lease without waiver.

ARTICLE XXII. PRIOR PROPOSALS: All prior proposals in respect to this Lease are hereby terminated.

ARTICLE XXIII. TENANT IMPROVEMENTS: Lessor is providing the existing base building and a tenant improvement allowance of approximately $990,000.00 (to be adjusted to equal $16.50 per rentable square foot determined for the Premises, as adjusted, the "ITT Allowance") for the tenant improvements to be constructed by Lessor at the Premises, which tenant improvements are depicted on the space plan described on the outline specifications attached hereto and incorporated herein as Exhibit D (the "Tenant Improvements"). The Tenant Improvements will be installed by Lessor and paid for by Lessee subject to Lessor providing an allowance in the aforesaid amount. In the event Lessee desires and Lessor approves any tenant improvements in addition to the Tenant Improvements, then, at Lessee's election (to be determined within five (5) days of Lessor's demand thereof) either: (i) Lessee shall pay Lessor therefor in cash upon substantial completion thereof; or (ii) the Base Rent otherwise payable annually by Lessee shall be increased by $120.00 for each $1,000.00 incremental increase in the cost of Tenant Improvements. Option (ii), above, shall only be allowed in regard to the first (approximately) $180,000.00 (to be adjusted


                                    Exhibit C
to equal $3.00 per rentable square foot determined for the Premises) in Tenant Improvement costs after the amount of the TI Allowance. Lessee shall have the responsibility to select a layout and to reach agreement with Lessor as to quality and type on or before September 15, 1996. Anything herein to the contrary notwithstanding, Lessee shall be responsible for all of Lessor's increased costs or damages (including lost rent) arising out of any failure of Lessee to select its layout and reach agreement with Lessor as above required on or before September 15, 1996. Lessor shall be entitled to include as a Tenant Improvement cost a general contractor's fee, contingency and general conditions amounts as reasonably charged for comparable projects.

         On or before September 15, 1996. Lessee shall have approved a space plan acceptable to Lessor for the Tenant Improvements, which space plan shall have received final approval of Lessee, shall be adequate for preparation by Lessor of working drawings for construction of such Tenant Improvements, shall show in reasonable detail the design and appearance of the tenant finishing materials to be used in the construction thereof (and such other detail or description as may be necessary to adequately outline the scope of the Tenant Improvements) and shall be in substantial conformance with the Project Specification, attached as Exhibit E. Lessee shall be responsible for Lessor's costs (including lost rent) arising out of delays in completing the Tenant Improvements caused by Lessee, whether by Lessee's failure to approve the aforesaid space plan on or before September 15, 1996 or to respond to within a reasonable time to Lessor's inquiries or requests in connection with the Tenant Improvements or otherwise. Lessee also agrees to refrain from ordering long lead time items which would delay substantial completion of the Tenant Improvements.

         Lessor agrees to cause the Tenant Improvements to be constructed in accordance with the public accommodations provisions of Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12-101 et seq.), as presently interpreted and enforced as of the date of this Lease by the governmental bodies having jurisdiction thereof.

         Lessor shall also, at its sole cost and expense, install along the perimeter of the shell building in which the Premises is located additional glass as depicted in the building elevation contained in Exhibit D attached hereto.

         Lessor shall also provide an allowance of approximately $90,000.00 (subject to adjustment at the rate of $1.50 per rentable square foot for the Premises) to reimburse Lessee for its actual, out-of-pocket costs incurred in engaging a space planning consultant for design and review of the preliminary working drawings for the Tenant Improvements to be constructed by Lessor. Said allowance shall be paid upon the Commencement Date, subject to the submission by Lessee of reasonable evidence of such costs so incurred.

ARTICLE XXIV. PARKING: Lessor shall construct not less than five (5) standard, and, in accordance with applicable building codes, compact vehicular parking spaces on the Property for every 1,000 square feet of rentable area in the Complex. Lessee shall be entitled to use, on a non-exclusive basis, up to five
(5) of such spaces for every 1,000 rentable square feet determined for the Premises. Neither party shall unreasonably withhold its consent to the identification of parking spaces required by law (e.g., handicapped spaces, carpool spaces, etc.),

ARTICLE XXV. OPTION TO EXTEND: Lessee shall have the right, subject to the provisions hereinafter provided, to extend the term of this Lease for one (1) period of five (5) years on the terms and provisions of this Article. Such five-year renewal


                                   Exhibit C
period is sometimes herein referred to as the "Renewal Term". The conditions of such Renewal Term shall be as follows:

         (a) That this Lease is in full force and effect and Lessee is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited in this Lease, at the time of exercise of the right of renewal, but Lessor shall have the right at its sole discretion to waive the non-default conditions herein.

         (b) That such Renewal Term shall be on the same terms, covenants and conditions as in this Lease; provided, however, the annual Base Rent for such Renewal Term shall be an amount equal to ninety-five percent (95%) of the fair market rental rate for such space on the date such renewal term shall commence in relation to comparable (in quality, location and size) space located within a five (5) mile radius of the Property. The determination of such fair market rental rate for the Premises shall be made by Lessor and Lessee no later than the date that is eight (8) months prior to commencement of the Renewal Term. Provided Lessee has properly elected to renew the term of this Lease, and if Lessor and Lessee fail to agree at least eight
                  (8) months prior to commencement of the Renewal Term upon the fair market rental rate of the Premises, the fair market rental rate of the Premises shall be determined by appraisal in accordance with the provisions of Article XXXII ("Appraisal") hereof. Notwithstanding anything to the contrary contained in this Article, in no event shall the Base Rent of the Premises for the Renewal Term be less than the Base Rent payable by Lessee under the terms of this Lease immediately prior to commencement of such Renewal Term.

         (c) That Lessee shall exercise its right to the Renewal Term provided herein, if at all, by notifying Lessor in writing of its election to exercise the right to renew the term of this Lease no later than nine (9) months prior to the end of the initial ten-year term. Upon notification with respect to such renewal, and for one month thereafter, the parties hereto shall make a good faith effort to agree upon the fair market rental rate of the Premises for the Renewal Term. In the event that Lessor and Lessee fail to agree within the one month time period set forth in this subparagraph (c), the fair market rental rate of the Premises for such Renewal Term shall be determined by appraisal in the manner set forth in Article XXXII hereof. Any determination by appraisal or any agreement reached by the parties hereto with respect to such fair market rental rate and the resulting Base Rent of the Premises for the Renewal Term shall be expressed in writing and shall be executed by the parties hereto, and a copy thereof delivered to each of the parties.

ARTICLE XXVI. SEPARATE METERING: Notwithstanding anything to the contrary contained in Article II ("Additional Rent") of the Lease, the water, gas, heat, light, power, electricity, telephone and other utilities and services supplied to the Premises, if separately metered, shall be paid for by Lessee upon receipt of invoice therefor. Any such separately metered cost paid for by Lessee in accordance with this Article shall be excluded from the definition of "Operating Expenses" set forth in Article II, it being agreed that this Article shall govern and control as to the payment thereof by Lessee.


                                   Exhibit C

ARTICLE XXVII. CONFIDENTIALITY: Lessee agrees to keep this Lease and the terms hereof in confidence, and not to publish or disclose, in whole or in part, the same without Lessor's prior written consent, which consent may be withheld in Lessor's sole discretion.

ARTICLE XXVIII. CONSTRUCTION WARRANTY: Notwithstanding anything to the contrary contained in this paragraph, Lessor shall guarantee the Tenant Improvements against defective workmanship and/or materials for a period of one (1) year from the date of substantial completion of the Tenant Improvements and shall guarantee the shell building, the parking area and other improvements surveying the Premises that have been constructed by Lessor on the Property against defective workmanship and/or materials for a period of one (1) year from the date on which the City of Phoenix issues its Letter of Compliance for such shell building and other improvements and Lessor agrees to repair or replace any defective item in the Tenant Improvements or such other improvements occasioned by poor workmanship and/or materials during the applicable one-year period, and Lessor's performance of such one-year guarantee shall be the sole and exclusive obligation of Lessor with respect to such defective workmanship and/or materials, and Lessee's rights to enforce such one-year guarantee against Lessor shall be Lessee's sole and exclusive remedy with respect to such defective workmanship and/or materials in limitation of any contract, warranty or other rights, whether express or implied, that Lessee may otherwise have under applicable law. To the extent warranties of any of Lessor's subcontractors or suppliers remain enforceable after the expiration of Lessor's one (1) year guarantee described above, Lessor shall cooperate with Lessee to enforce same for the parties mutual benefit.

         Subject to Articles II, XII and XIII hereof and to Lessee's obligations hereunder, except to the extent of any damage caused by the fault or negligence of Lessee, Lessor shall maintain and keep in good order, condition and repair the structural components of the shell building in which the Premises is located. All costs and expenses incurred in connection therewith shall be included in Operating Expenses, except for any capital improvements that are excluded pursuant to Article II, which excluded capital improvements shall not be included in Operating Expenses.

ARTICLE XXIX. MEASUREMENT: On or before the sixtieth (60th) day after Lessor delivers the Premises, Lessor shall cause the Premises to be measured and the square footage thereof determined in accordance with the Building Owners and Managers Association (BOMA) Standard Method of Measurement. In the event the square footage of the Premises as determined by Lessor's architect shall differ from 60,000, the Base Rent, Lessee's Pro Rata Share of Operating Expenses and Real Estate Taxes, and the TI Allowance, the Relocation Allowance and the space planning consultant allowance shall be equitably adjusted.

ARTICLE XXX. RENT ABATEMENT: Notwithstanding anything contained in Article I ("Base Rent") or Article II ("Additional Rent") hereof to the contrary, the Base Rent to be paid by Lessee under Article I during the first three (3) months of the initial ten-year term of this Lease shall be abated as a concession to Lessee by Lessor.

ARTICLE XXXI. RELOCATION ALLOWANCE: Lessor will reimburse Lessee for relocation costs incurred by Lessee in an aggregate amount of approximately $120,000.00 (subject to adjustment at the rate of $2.00 per rentable square foot for the Premises). Any relocation costs submitted to Lessor for reimbursement must be supported by reasonable documentation, such as an invoice. Lessor agrees to reimburse Lessee for submitted relocation costs


                                   Exhibit C
within thirty (30) days after Lessee's occupancy of the Premises and Lessor's receipt of such documentation.

ARTICLE XXXII. APPRAISAL: Within seven (7) days after the expiration of the period within which Lessor and Lessee were to reach agreement on the fair market rental rate as provided in Article XXV, Lessor and Lessee shall mutually appoint an appraiser that has at least five (5) years full-time commercial appraisal experience and is a member of the American Institute of Real Estate Appraisers. If Lessor and Lessee are unable to agree upon an appraiser, either of the parties to this Lease, after giving five (5) days prior written notice to the other party, may apply to the then president of the Phoenix Board of Realtors for the selection of an appraiser who meets the foregoing qualifications, which selection shall be made within fifteen (15) days. The appraiser selected by the president of the Board of Realtors shall be a person who has not previously acted in any capacity for either party, its affiliates or leasing agents and who meets the above experience qualifications. Lessor and Lessee shall each, within seven (7) days of the appointment (either by agreement or selection) of the appraiser, submit to the appraiser such parties' determination of the fair market rental rate for purposes of Article XXV. Within twenty (20) days after the conclusion of the above-referenced seven-day period, the appraiser shall review each of the Lessor's and Lessee's submittals and shall review such other information as such appraiser shall deem necessary (a party may furnish the appraiser with any information it deems relevant) and shall determine which of the two submittals is the more reasonable. The appraiser shall immediately notify the parties of his or her selection, and such selection shall be multiplied by ninety-five percent (95%) to determine the Base Rent of the Premises for the Renewal Term; provided, however, that the Base Rent of the Premises for the Renewal Term shall in no event be less than the Base Rent payable by Lessee under the terms of this Lease immediately prior to the commencement of the Renewal Term. If, upon the expiration of the above-referenced seven-day period, the appraiser shall have received one of the party's submittals as to the fair market rental rate, but not both, the appraiser shall designate the submitted item as the fair market rental rate to be used to calculate the Base Rent for the Premises for the Renewal Term in the manner provided in the previous sentence, and the appraiser shall immediately notify the parties of same. Notwithstanding the foregoing two sentences, in no event shall the Base Rent of the Premises for the Renewal Term be less than the Base Rent payable by Lessee under the terms of this Lease immediately prior to commencement of the Renewal Term.

ARTICLE XXXIII. FIRST RIGHT OF OFFER: Subject to the terms and conditions set forth in this Article XXXIII, Lessor hereby grants to Lessee the first right ("First Right") to be offered by Lessor the opportunity to lease the
approximately         rentable square feet of space shown as designated on
Exhibit    attached hereto and incorporated herein by this reference. If, at any time while this First Right is in effect, Lessor should intend to lease such space to a third party tenant, then Lessor shall first offer to lease such space to Lessee. In the event Lessor offers to Lease such space to Lessee pursuant to this Article XXXIII, Lessee shall notify Lessor in writing within five (5) days of its receipt of Lessor's notice whether Lessee desires to offer to lease such space from Lessor. If Lessee notifies Lessor in writing within such five-day period that Lessee does not desire to lease such space, or if Lessee does not respond in writing to Lessor's notice within such five-day period, then, in either of the above instances, Lessor's obligations under this Article XXXIII shall automatically terminate and be of no further force or effect and Lessor shall thereafter be entitled to lease such space. If Lessee notifies Lessor in writing within such two-day period that Lessee desires to lease such space from Lessor, the


                                   Exhibit C
parties shall thereafter negotiate for Lessee's lease of the space from Lessor; provided, however, that if Lessor and Lessee fail to mutually agree upon the terms of Lessee's lease of such space and to execute a written amendment to this Lease within ten (10) business days of the date of Lessee's receipt of written notice (which amendment shall contain the terms mutually agreed to by the parties for Lessee's lease of such space), then Lessor's obligations under this
Article XXXIII shall automatically terminate and be of no further force or effect at the end of such ten (10) business days period. Notwithstanding anything to the contrary contained in this Article XXXIII, in the event Lessee's First Right as set forth in this Article XXXIII is still in effect at the end of the initial ten-year term of this Lease, such First Right shall automatically terminate on the last day of the initial ten-year term of this Lease. The purpose of this Article is to provide notice to Lessee so that Lessee may be in a position to offer to lease such space on a competitive basis with others, and, notwithstanding anything to the contrary contained in this Article XXXIII, nothing in this Article XXXIII shall be deemed to be an option or right of first refusal.

ARTICLE XXXIV. OPTION TO EXPAND: Between the end of the 60th month and the end of the 72nd month of the Lease term, Lessor shall notify Lessee in writing of the location in the Office Complex of approximately 20,000 rentable square feet of space into which Lessee shall have an option to expand adjacent to the Premises and of an effective date for the expansion area (which effective date
shall be approximately   months after Lessor's notice), and such addition to the
Premises shall be governed by the provisions of this Lease (including provisions relating to renewals), to the extent the same are not inconsistent with the following terms of this Article. In the event Lessee needs such additional expansion space in the Complex, Lessee shall notify Lessor on or before fifteen
(15) days after Lessor's notice that Lessee exercises its expansion rights to such space designated by Lessor. In the event Lessee so notifies Lessor, Lessor shall deliver to Lessee an amendment of this Lease adding such additional space to the Premises demised hereunder, such space being added on the effective date designated therefor in Lessor's notice, for the balance of the term of this Lease (as the same may be extended pursuant to Article XXV ("Option to Extend") hereof. Additional annual Base Rent shall be payable for the additional area in the amount of said area multiplied by the then current (as of the effective date) fair market annual Base Rent (considering tenant improvements and duration of term) for such Premises payable monthly, in advance, at the rate of one-twelfth (1/12th) of said annual fair market Base Rent per month. The "percent" for Lessee's Pro Rata Share of Excess Operating Expenses for such additional space shall be a "percent" equal to the rentable area of the additional space and divided by the rentable office area of the Complex subject to adjustment as provided in Article II ("Additional Rent") hereof. Such change in the Base Rent and such percent shall be applicable from and after the effective date as to the additional area as designated by Lessor. All redecorating of each respective space shall be done after the effective date and shall be Lessee's responsibility. If any portion thereof has not been theretofore fitted up for occupancy, Lessor will install therein (at Lessor's sole cost and expense) Lessor's then building standard improvements. Lessee shall designate its layout for same so as not to delay occupancy of such space by the said effective date. Lessee shall execute and redeliver to Lessor the appropriate amendment of Lease promptly after receipt and so as to not delay any tenant improvements. The fair market Base Rent for such applicable space shall be determined in relation to comparable (in quality and location) office space located in the relevant market area (considering tenant improvements and duration of term). The fair market Base Rent of the additional space shall be determined as of the effective date of the expansion. If


                                   Exhibit C

Lessor and Lessee fail to agree within thirty (30) days after exercise by Lessee of its rights to expand the Premises, upon the fair market Base Rent for such expansion area, the amount of the fair market Base Rent for such area shall be determined by appraisal in accordance with the provisions of Article XXXII ("Appraisal") hereof. The fair market Base Rent shall be based on the assumption that the use of said expansion area shall be comparable to Lessee's then existing use of the Premises and to the use of the other leasable area in the Complex.

ARTICLE XXXV. MEMORANDUM. At the request of either party after the execution hereof, the parties shall agree on a form of a memorandum of Lease for the purpose of providing constructive notice of Lessee's leasehold interest, and shall cause the same to be executed and recorded in the Maricopa County Recorder's Office.

                                                   Initials:

                                                   Lessor
                                                          ----------------------
                                                   Lessee /s/ DAVID C. PHILLIPS
                                                          ----------------------
                                                                    6/28/96

                                    Exhibit C

                                    EXHIBIT D

                     [To be added upon approval pursuant to
                     Article XXIII of Exhibit C]

                                    EXHIBIT E

                             Project Specifications

                                    EXHIBIT E

                             PROJECT SPECIFICATIONS
                                SYNTELLECT, INC.
                                  JUNE 28, 1996

                                     GENERAL

BUILDING

     Total Square Feet:       Approximately 66,000 square feet, (125,000 square
                              feet total building).

     Site Area:               11.9 acres (approximately).

SCHEDULE

     Occupancy Date:          Upon substantial completion, on or before
                              March 3, 1997.

PARKING

     Parking Required:        5:1000.

WARRANTY

     Warranty:                One (1) year.

     ADA/Americans with       Building to be designed and constructed to meet
     Disabilities Act:        ADA codes.

                                    SITE WORK

SUE PREPARATION               Soils report by a registered Arizona Soils
                              Engineer.

                              Building pad to be built according to soils report recommendations, with soils engineer providing on-site monitoring during construction.

SITE DEVELOPMENT

     Exterior Concrete:       Sidewalks to all parking areas and at all exits.
                              Concrete curbs around all paved areas and planters.

SYNTELLECT, INC.                                                   June 28, 1996
PROJECT SPECIFICATIONS                                                    Page 2
--------------------------------------------------------------------------------

     Sidewalks:               4" thick minimum.

     Curbs: MAG standard vertical curb or curb & gutter (8" thick concrete). Curbs around entire paved perimeter.

     Paving/Auto:             Standard bituminous paving in accordance with
                              geotechnical report.

     All paved areas:         To be bound with concrete curbs and v-gutters, if
                              required, to assist sheet drainage.

     Water Service:           Yard hydrants located around facility. 2"
                              domestic service (minimum).

     Sewage: Hook up to include all governmental costs and fees.

     Storm Drainage:          As required by city.

     Exterior Lighting:       1 foot Candle minimum in all areas.
     (Parking Area)

                                  BASE BUILDING

     ELECTRICAL               2500 amps of 277/480 three phase with K-13 rated
                              transformers for all 120/208 stepdown for computer loads.

     HVAC HEATING/COOLING     Rooftop gas or electrical package units per the
                              requirements of the office build-out to maintain
                              74 degrees in all areas during summer and 68 degrees during winter (tenant to approve).

                              All office roof-top mechanical equipment will be screened from view by exterior parapet wall.

BUILDING STRUCTURE
AND EXTERIOR ENVELOPE

     Building Exterior:       Split face block or architecturally enhanced
                              concrete tilt panel. Reflective, double-pane glass. Mini-blinds (Levelor brand) on all exterior windows. R-11 insulated dry wall, finished for paint on interior of all exterior walls.

SYNTELLECT, INC.                                                   June 28, 1996
PROJECT SPECIFICATIONS                                                    Page 3
--------------------------------------------------------------------------------

     Structural Concrete:     Typical 4" slab in office areas, 6" in shipping
                              and configuration areas, or per tenant's requirements within reason. 98% compaction sub base.

     Contraction Joints:      15' both ways minimum, caulked in all
                              configuration and shipping areas.

     Bay Size:                40' x 40' with steel pipe columns minimum.

     Roof Insulation:         R-30 minimum.

     Wall Insulation:         R-11 minimum.

     Glass Insulation:        R-2 minimum.

     Loading Dock:            One (1) cut in dock high loading areas with
                              one (1) 9 x 12 electric insulated sectional overhead doors.

     Windows:                 Fixed - double pane.

     Roofing: Four-ply built-up roof with a 25 lb. base, two (2) 15 lb. plys, and a 90 lb, fiberglass cap sheet minimum (or equal).

                              All rooftop mechanical equipment shall be properly flashed and equipped with an insulated curb no less than 12". Metal roof deck shall be 1.5", 22 gauge plywood system acceptable. All roof areas shall slope to exterior roof drains.

                              Ten (10) year unlimited labor and material warranty.

INTERIOR FINISHES             2' x' 4' T-bar grid with acoustic tile at 10'
                              height; sheetrocked metal framed walls taped, textured, and painted with two (2) coats of interior semi-gloss paint; stain grade doors with commercial hardware.

   Interior Clearance Height: 10 feet floor to ceiling grid in office area,
                              15 feet floor to ceiling grid in configuration and shipping areas.

   Lighting:                  50 F.C. of 2' x 4' lay-in lighting with prismatic
                              lens and electronic ballast in configuration and shipping area, and office areas to accommodate 25 workstations per 40 x 40 bay. Battery pack exit signs and lighting.

SYNTELLECT, INC.                                                   June 28, 1996
PROJECT SPECIFICATIONS                                                    Page 4
--------------------------------------------------------------------------------

     Open Office Areas:       Within offices, outlets provided every eight (8)
                              lineal feet of wall with a telephone and data conduits and outlet in each. J-boxes above the ceiling tile on an approximately 15' x 15' grid for power distribution, to accommodate 25 workstations per 40 x 40 bay.

     Washrooms:               Washroom partitions shall be ceiling hung, metal.
                              Washrooms shall receive a plastic laminate vanity for recessed sinks. Ceramic tile walls and floors.

     Fans: Six (6) exhaust fans in restrooms and lunchrooms ducted roof.

     Fire Extinguishers:      Fire extinguishers to be provided as code
                              requires.

     Flooring:                Fifteen and No/100 Dollars ($15.00) per yard
                              installed allowance (see note*).

     Fire Protection System:  A complete fire protection sprinkler system shall be provided to meet all city codes, with semi-recessed heads.

     Walls: Walls to be slab to slab surrounding the configuration and shipping area (see note*).

     Doors & Frame:           Provide rated doors and hardware for Tenant's
                              exits.

                              Provide double glass entrance doors, structural support, frame and all hardware with sidelights.

     Hardware:                Provide coat hooks behind office doors
                              (see note*).

                              Install locks on all interior office doors.
                              Provide Tenant with two sets of keys for each door (see note*).

     Painting:                Landlord shall paint all interior surface of
                              exterior walls and columns.

     Security:                Provide a facility access control system,
                              including all hardware and software with electronic numeric cypher readers at each entrance (see note*).

     *Note:                   Items included in Tenant Improvement Allowance.

SYNTELLECT, INC.                                                   June 28, 1996
PROJECT SPECIFICATIONS                                                    Page 5
--------------------------------------------------------------------------------

ARCHITECTURAL WORK            Complete architectural working drawings prepared
                              by a registered Arizona Architect. Included shall be all necessary architectural, structural, mechanical, electrical, civil and landscape drawings. Topographic survey from a registered
                              Arizona Civil Engineer.

                              City required building permits and plan check fees.

CONCRETE WORK                 4" thick concrete 3,500 psi floor slab, 6" in
                              shipping and configuration areas, over 3" of A.B.C. designed to provide 3,500 psi at 28 days and a crack free surface with saw cutting of control joints a maximum of 1 5' by 15'. Concrete cured after placing and sealed with two (2) coats of seater at completion of project.

                              Sidewalks at street frontages.

                              7 and 28 day strength tests for each 50 cubic yards of concrete poured.

PLUMBING Six (6) restrooms [3 men, 3 women] for office personnel with (2) 30-gallon water heaters and a total of twenty-eight (28) wall hung water closets, twenty-four (24) lavatories, and eight
                              (8) urinals.

                              Bathrooms complete with ceramic tile on walls, ceiling hung toilet partitions, urinal screens, mirrors, paper holders, soap dispensers, towel dispensers and ceramic tile flooring.

                              Four (4) drinking fountains, three (3)
                              lunchrooms sinks, two (2) utility sinks, four (4) floor drains, four (4) hose bibs.

INSULATION                    3.5" batt insulation for sound deadening around
                              bathrooms.

MISCELLANEOUS                 Each 40 x 40 bay to be able to provide power,
                              data and telephone to 25 workstations per bay.

                              Painting of exterior walls one (1) coat exterior block fillprimer, two (2) cost of exterior poly-vinyl paint.

                              Power company charges for design of electrical service paid by developer.

SYNTELLECT, INC.                                                   June 28, 1996
PROJECT SPECIFICATIONS                                                    Page 6
--------------------------------------------------------------------------------

                              Masonry trash enclosure with concrete stab to match building.

                              Telephone conduits and US West main trunks brought to central phone room with telephone mounting boards.

                              Final cleanup.
                              Sales tax.
                              Fire hydrant per fire department.

CONSTRUCTION REQUIREMENTS

     Interior Floors:         To be level within 1/8" in 10' to accommodate
                              furniture systems. With survey.

MASONRY 8" x 8" x 16" CMU exterior block walls with a 20' overall height utilizing split-face only.

TILT PANELS                   Architecturally enhanced.

                              TENANT IMPROVEMENTS

ALLOWANCE                     See lease.

                                 MISCELLANEOUS

ALLOWANCE SUMMARY             Any allowance not fully utilized will accrue to
                              the benefit of the tenant in the form of a rental credit.

     Landscaping:             One Hundred Thousand and No/100 Dollars
                              ($1 00,000.00).

     Signage:                 Five Thousand and No/I 00 Dollars ($5,000.00).

     Interior Architecture/   One and 50/1 00 Dollars ($1.50) per square foot.
     Engineering/Construction
     Management:

GENERAL REQUIREMENTS

     Environmental Study:     Included.

SYNTELLECT, INC.                                                   June 28, 1996
PROJECT SPECIFICATIONS                                                    Page 7
--------------------------------------------------------------------------------

     Project Engineers/            Included in Base Building cost.
     Architect Fees:

     Geotechnical Investigation:   Included.

     Taxes/Fees:                   Included in Base Building cost.

     Temporary Facilities:         Included in Base Building cost.

     Insurance Coverage:           Included in Base Building cost.

     GC and Fee:                   Not to exceed ten percent (10%).

                            FIRST AMENDMENT TO LEASE

         This First Amendment To Lease dated as of this 16th day of October, 1996, by and between Opus Southwest Corporation, a Minnesota corporation ("Lessor") and Syntellect, Inc., a Delaware corporation ("Lessee").

                                    RECITALS

         WHEREAS, pursuant to that Lease dated June 28, 1996, the Lessor and Lessee agreed upon the lease of certain premises of approximately 60,000 rentable square feet located in the office and warehouse complex known and described as Northgate Center, located northwest of the intersection of Beardsley Road and Intersection 17, Phoenix, Arizona; and

         WHEREAS, the parties intend to modify the Lease pursuant to the express provisions below;

         THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The parties by this Amendment intend to increase the approximate rentable size of the Premises from 60,000 square feet to 70,564 square feet in those places in the Lease where it appears. The agreement to measure the Premises within sixty (60) days of its delivery, pursuant to Article XXIX shall not be affected hereby.

         2. Article XX. Security Deposit, is hereby amended so that the amount of the security deposit is increased from $934,200.00 to $1,100,000.00.

         3. Article XXIII. Tenant Improvements, is hereby amended as follows:

                  a. The reference to "$990,000.00" (i.e., the "TI Allowance") is hereby changed to $1,164,306.00.

                  b. The reference to "$180,000.00" (i.e. the additional cost of Tenant Improvements which may be factored into the Base Rent rate) is hereby changed to $211,692.00.

                  C. The reference to "$90,000.00" (i.e., the space planning allowance) is hereby changed to $105,846.00.

         4. Article XXIV. Parking, is amended to replace the second sentence with the following: "Lessee shall be entitled to use, on a non-exclusive basis, up to 350 parking spaces."

         5. Article XXIX. Measurement, is amended to change the reference from "60,000" to "70,564" square feet.

         6. Article XXXI. Relocation Allowance, is hereby amended to change the reference from "$120,000.00" to "$141,128.00".

         7. Article XXXIII. First Right of Offer, is hereby amended to specify that the First Right applies to the approximately 10,000 rentable square feet of space shown as designated on Exhibit A-1 attached hereto and incorporated herein by this reference.

         8. Article XXXIV. Option to Expand, is hereby amended to insert, in the blank located on the seventh line, the number "two (2)" as the number of months after Lessor's notice for which the effective date of the expansion area lease shall occur.

         9. Exhibit "A" and Exhibit "A-1" attached hereto are hereby substituted for the same exhibits in the Lease.

         10. Article 2.d is hereby changed so that the reference to "49.06%" is changed to "51.66%".

         Except as expressly modified, the parties agree that the Lease remains enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the day and year first above written.

                                   LESSOR:

                                        OPUS SOUTHWEST CORPORATION
                                        a Minnesota corporation

                                        By:  /s/ Thomas W. Roberts
                                             ---------------------
                                             Thomas W. Roberts
                                             Its: President

                                   LESSEE:

                                        SYNTELLECT INC.
                                        a Delaware corporation

                                        By:  /s/ Neal L. Miller
                                             ------------------
                                             Neal L. Miller
                                             Its: Vice President-
                                                  Chief Financial
                                                  Officer

                                  EXHIBIT "A"
                                   Site Plan

                              Total Square Footage
                                    136,602







                               [MAP OF SITE PLAN]
                           NORTHGATE BUSINESS CENTER
                                PHOENIX, ARIZONA







                                  [OPUS LOGO]


                             [SITE PLAN MAP LEGEND]

DATE:                                                           JOB: 96012

-------------------------------------------------------------------------------

[BDG LOGO]                                      5112 N. 40th St., Suite 202
                                                Phoenix, Arizona 85018

Butler Design Group                             602-957-1800 Phone
                                                602-957-7222 Fax

Architects & Planners

                                 EXHIBIT "A-1"
                                   Floor Plan









                              [MAP OF FLOOR PLAN]
                           NORTHGATE BUSINESS CENTER
                                SYNTELLECT INC.


                                   NORTHGATE
                            20401 NORTH 29TH AVENUE
                             PHOENIX, ARIZONA 85027



                                     [LOGO]